Exhibit 99(a)                        BANK ONE CORPORATION
                                     1 Bank One Plaza
                                     Chicago, IL 60670

                                                                    News Release

[LOGO]
BANK ONE


FOR IMMEDIATE RELEASE

           BANK ONE ANNOUNCES SECOND QUARTER OPERATING INCOME OF $0.68
                     PER SHARE, UP 13% FROM $0.60 A YEAR AGO

             . REPORTED NET INCOME OF $843 MILLION, OR $0.71 PER SHARE,
               INCLUDING A $40 MILLION AFTER TAX REVERSAL OF PRIOR RESTRUCTURING CHARGES

                       . BANK ONE EXPENSES STOCK OPTIONS THIS QUARTER

               . SUCCESSFULLY COMPLETES MICHIGAN AND FLORIDA CONVERSION

            . LOAN LOSS RESERVE INCREASES TO 3.06% OF LOANS FROM 2.54% A YEAR
            AGO

               . TIER 1 CAPITAL RATIO INCREASES TO 9.4% FROM 8.2% A YEAR AGO

CHICAGO, July 16, 2002 - Bank One Corporation (NYSE: ONE) today announced 2002 second quarter operating income of $803 million, or $0.68 per diluted share, excluding a $40 million after tax benefit from the reversal of prior restructuring charges. This compares to operating income in the year-ago quarter of $706 million, or $0.60 per diluted share./(1)/ Reported net income for the 2002 second quarter was $843 million, or $0.71 per diluted share, and compares to reported net income in the year-ago quarter of $664 million, or $0.56 per diluted share.

For the first half of 2002, operating income totaled $1.590 billion, or $1.35 per diluted share, compared to $1.385 billion, or $1.18 per diluted share, in the prior year. Reported net income for the first half of 2002 was $1.630 billion, or $1.38 per diluted share, compared to $1.343 billion, or $1.14 per diluted share, a year ago.

"Second quarter results reflect good progress in a challenging economic environment," said James Dimon, Chairman and Chief Executive Officer. "We are seeing positive signs in Credit Card with increased balances and charge volume, as well as continued favorable trends in investment product sales, direct home equity loans and transaction deposits.

"We successfully completed the Michigan and Florida conversion, with nearly flawless results. We are one major system conversion away from essentially being on one operating platform, which will enable us to provide better quality customer service and innovative product offerings at a lower cost in the future," Dimon said.

/(1)/ Excludes a $44 million after tax charge for the cumulative effect of an accounting change.

"Credit quality is stabilizing across our businesses and, given the current economic conditions, we expect no further significant deterioration in either commercial or consumer nonperformers. More importantly, we have become increasingly comfortable with our ability to better control, manage and underwrite risk in a consistent and disciplined manner across all our businesses.

"Our total loan loss reserve is now 3.06% of our portfolio, with 4.73% in Commercial and 1.55% in Retail, reflecting the growing strength of our balance sheet. In the quarter, we recognized net writedowns in the investment securities and principal investments portfolios of $164 million, which we believe will help reduce the volatility of future earnings. Additionally, in an ongoing effort to provide clarity, transparency and accuracy to our shareholders, we adopted the fair value method of accounting for stock options and recognized an $8 million after tax expense in the second quarter." /(2)/

Highlights during the second quarter include:

..    Second quarter 2002 results included several significant items that resulted in minimal net impact to Corporate line of business earnings:

         ($ million)                                           Pretax           After tax
                                                               ------           ---------
         Gain on sale of interest in GE Monogram                $  261            $   165
         Net writedowns in investment securities and
               principal investments portfolios                   (164)              (104)
                                                                ------            -------
         Net gain on investment activity                            97                 61

         Expenses for terminating and renegotiating
               certain vendor contracts                            (89)               (56)
                                                                ------            -------
         Net impact to earnings                                 $    8            $     5
                                                                ======            =======

..    The large-scale Michigan and Florida systems conversion was completed on schedule with positive results. We hope to complete our largest and most complex conversion, in Illinois, by the end of 2002. Since July 2001, three major systems conversions have been executed well, allowing us to build a core competency in the development and integration of technology.

..    During the quarter, we terminated certain vendor contracts, renegotiated others and brought in-house various network, technology and programming functions, which we believe will help us reduce costs, be more self-reliant, improve customer service and drive innovation.

..    Building on favorable trends that began in the 2001 fourth quarter, Retail core deposits, which include demand and savings accounts, increased 11% from the year-ago quarter, while lower yielding CDs continued to decline. Although auto leases and certain portions of the brokered home equity portfolios were intentionally reduced by $5.2 billion from a year ago, the direct home equity portfolio increased 12% during the same period.

..    Commercial Banking has improved the quality of its revenue mix, as non-lending products contributed 58% of revenue in the second quarter, up from 53% one year ago. In Corporate Banking, revenue per dollar of risk improved approximately 30% from the year-ago quarter, and Capital Markets revenue increased 18% from the year-ago quarter due to stronger loan syndication and asset-backed finance businesses.

/(2)/ For further detail on the impact of adopting the fair value method of accounting for stock option and stock purchase plans, a supplemental disclosure has been provided at the end of this document.

..    Credit Card outstandings grew by $2.0 billion from the previous quarter, reflecting renewed organic growth. During the quarter, 1.28 million new accounts were opened, up 28% from a year ago and the highest level in nearly three years. Continued segmentation efforts have allowed Credit Card to target marketing spending to portfolios generating the highest return and to work with its existing partners to identify new product opportunities, such as the United Airlines business card. Additionally, the first Disney/Visa co-branded card was announced during the quarter and will be launched in the first half of 2003.

..    Investment Management sales continue to show strong results. From the year-ago quarter, Retail Brokerage, Private Client Services and Institutional sales were up 27%, 37% and 16%, respectively. Improvement from the first quarter was 5%, 41% and 16%, respectively.

LINE OF BUSINESS DISCUSSION

Highlights - Operating Income (Loss) by Line of Business

  -------------------------------------------------------------------------------------------------
                                                                                   % change vs.
                                               2Q02       1Q02        2Q01       2Q01       1Q02
                                               ----       ----        ----       ----       ----
      ($ millions)
      Retail                                    $348        $343       $313         11%        1%
      Commercial Banking                         144         143        197        (27)        1
      Credit Card                                296         239        193         53        24
      Investment Management                      115         114         83         39         1
      Corporate                                 (100)        (52)       (80)       (25)      (92)
                                                -----       -----      -----
            Total Corporation - operating        803         787        706         14         2

      Restructuring-related
          charge/(reversal), net of tax          (40)         --         (2)        NM        --
      Accounting change, net of tax               --          --        (44)        NM        --
                                                ----        ----       -----
            Total Corporation - reported        $843        $787       $664         27%        7%

                 NM = not meaningful
  -------------------------------------------------------------------------------------------------

For analytical purposes and to better understand underlying trends, the following line of business discussion is presented on an operating basis and excludes the impact of restructuring charges. For details, please refer to the Financial Supplement.

RETAIL

Retail had second quarter operating income of $348 million, up $35 million, or 11%, from the year-ago quarter, primarily reflecting lower noninterest expense. Operating income was up $5 million, or 1%, from the first quarter of 2002 due to lower provision and expense, partially offset by the reduction in seasonal revenue from tax refund anticipation lending.

Net interest income declined $16 million, or 1%, from the year-ago quarter due to the intentional reduction of certain segments of the auto lease and broker home equity portfolios. Average core deposits increased $6 billion, or 11%, driving deposit revenue growth that nearly equaled the decline in loan revenue. Noninterest income was $356 million, relatively unchanged from the year-ago quarter, reflecting continued strong growth in the sale of mutual funds and annuities offset by lower mortgage origination fees.

Noninterest expense was $807 million, down $79 million, or 9%, from the year-ago quarter, driven by lower staffing levels, the absence of goodwill amortization and lower expense due to completed systems conversions.

The provision for credit losses was $215 million, up $15 million, or 8%, from the prior year due to increased net charge-offs in other personal and home equity loans. Compared to the first quarter of 2002, provision expense was down $52 million, or 19%, due to lower net charge-offs in virtually all loan portfolios.

Nonperforming assets were $1.517 billion, up $399 million, or 36%, from the year-ago quarter, due to increases in home equity loans. Nonperforming assets declined $44 million, or 3%, from the prior quarter.

COMMERCIAL BANKING

Commercial Banking had second quarter operating income of $144 million, down $53 million, or 27%, from the year-ago quarter. Results reflected lower net interest income, a higher provision for credit losses and higher noninterest expense, partially offset by higher noninterest income. Operating income was essentially unchanged from the previous quarter, reflecting higher revenue, offset by higher noninterest expense.

Net interest income of $598 million declined $101 million, or 14%, driven by a reduction in average loans of $15.7 billion, or 19%, from the year-ago quarter. Net interest income declined $57 million, or 9%, from the previous quarter due to a $7.9 billion reduction in average deposits (primarily due to several large commercial customer balances that fluctuate quarter to quarter) and a reduction in average loans of $4.1 billion.

Noninterest income was $454 million, up $76 million, or 20%, from the second quarter of 2001. Banking fees and commissions increased $41 million, or 22%, primarily due to growth in the loan syndication and asset-backed finance businesses. Service charges on deposits increased $24 million, or 16%, from the year-ago quarter as Global Treasury Services clients shifted their payment method to fees due to the lower value of their compensating deposit balances. Trading revenue increased $14 million, or 21%, reflecting an increase in the fair value of credit derivatives used to manage credit risk, partially offset by lower fixed income trading. Other income/loss was essentially unchanged from the year-ago quarter, but declined $16 million from the previous quarter, primarily due to $20 million of writedowns on loans accounted for as held for sale./(3)/

Noninterest expense was $592 million, up $32 million, or 6%, from the year-ago quarter, which included $18 million from the consolidation of Anexsys in the first quarter of 2002, as well as higher technology expenses.

/(3)/ When loans are reclassified to loans held for sale, appropriate charge-offs are recorded. Subsequent write-downs in market value on loans held for sale are reflected in other income/loss.

Corporate Banking net charge-offs were $168 million, or 2.02% of average loans, up from 1.36% a year-ago and 1.81% in the first quarter. Second quarter net charge-offs included $36 million of loans sold or moved to held for sale, compared to $68 million in the year-ago quarter and $63 million in the first quarter./(4)/ Middle Market net charge-offs were $106 million, or 1.26% of average loans, up from 0.91% in the year-ago quarter and down from 1.34% in the first quarter.

The allowance for credit losses at June 30, 2002, was $3.071 billion, unchanged from the first quarter, and represented 4.73% of period-end loans. Nonperforming loans at June 30, 2002, were $2.297 billion, up $40 million, or 2%, from the first quarter, driven by an increase of $49 million, or 5%, in Middle Market nonperforming loans.

CREDIT CARD

Credit Card had second quarter operating income of $296 million, up $103 million, or 53%, from the year-ago quarter, reflecting lower net credit losses, lower operating expenses and the addition of the Wachovia portfolio. Operating income improved $57 million, or 24%, from the first quarter due to a gain on the sale of a portfolio, increased securitization activity, lower credit costs and lower operating expenses. The 2002 results reflected the consolidation of the Corporation's interest in Paymentech, a leading merchant processor, which was recorded under the equity method of accounting prior to 2002. Year-over-year, this consolidation increased certain balance sheet categories, noninterest income by $76 million, and noninterest expense by $67 million, but had no impact on net income.

Managed loans were $66.8 billion at June 30, 2002, up $3.8 billion, or 6%, from the year-ago period, including the addition of the Wachovia portfolio. Managed loans increased $2.0 billion, or 3%, from March 31, 2002. Credit Card opened
1.28 million new accounts during the quarter, a 28% increase from the year-ago quarter and the highest level in nearly three years.

Total revenue was $2.012 billion for the quarter, up $218 million, or 12%, from one year ago, mostly driven by the addition of the Wachovia portfolio and the consolidation of Paymentech.

Noninterest expense totaled $604 million, up $82 million, or 16%, from the year-ago quarter, reflecting the Paymentech consolidation, higher marketing expense and the addition of the Wachovia portfolio, partially offset by lower processing costs.

The managed provision for credit losses was $926 million, a decrease of $36 million, or 4%, from the year-ago quarter. Second quarter results included the provision for credit losses on the Wachovia portfolio, which were not included in the year-ago quarter. The managed charge-off rate was 5.62%, compared to 6.09% in the year-ago quarter and 5.69% in the first quarter. The managed 30-day delinquency rate was 3.83%, down from 4.10% in the year-ago quarter and 4.27% in the first quarter.

/(4)/ When loans are reclassified to loans held for sale, appropriate charge-offs are recorded. Subsequent write-downs in market value on loans held for sale are reflected in other income/loss.

INVESTMENT MANAGEMENT

Investment Management had second quarter operating income of $115 million, up $32 million, or 39%, from the year-ago quarter, driven by higher revenue, lower provision and reduced expenses. Compared to the first quarter of 2002, operating income increased $1 million, or 1%.

Assets under management at quarter-end were $146 billion, up $13.7 billion, or 10%, from a year ago. One Group(R) mutual fund assets grew to $90.2 billion in the second quarter, up $15.8 billion, or 21%, year-over-year. The increase was primarily due to significant growth in money market assets.

One Group funds performance remained strong during the second quarter. Based on one-year Lipper rankings, 45% of client assets were in funds rated in the top quartile, up from 33% in the first quarter, and 74% of assets were in funds rated in the top two quartiles, up from 70% in the first quarter.

Revenue increased $32 million, or 8%, year-over-year to $447 million, primarily driven by the 27% increase in the sale of mutual funds and annuities to retail clients and the 10% growth in assets under management. Additionally, effective April 1 the distribution company for the One Group funds was internalized, resulting in an increase in revenue and corresponding increase in expense of $9 million.

Noninterest expense was $263 million, down $5 million, or 2%, from a year ago, driven primarily by lower compensation costs, partially offset by higher commission costs. Overall headcount was down 7%, however the number of registered sales representatives increased 8%, driving higher retail brokerage sales production.

CORPORATE

Corporate had an operating loss of $100 million in the second quarter, compared with net losses of $80 million in the 2001 second quarter and $52 million in the 2002 first quarter.

Net interest expense was $96 million in the second quarter, down $144 million from the year-ago quarter. The improvement reflected lower interest rates, which reduced the Corporation's funding costs. The $55 million increase from the previous quarter was predominately associated with transactions executed to reduce the Corporation's earnings sensitivity to rising interest rates.

Noninterest income of $144 million was up $14 million, or 11%, from the year-ago quarter and $114 million higher than the previous quarter. Net investment securities gains were $97 million, which included the gain on sale of GE Monogram, partially offset by net writedowns in the investment securities and principal investments portfolios. These results represented an improvement of $28 million, or 41%, from the year-ago quarter and $115 million from the previous quarter.

Unallocated corporate expenses were $235 million, compared to $73 million in the year-ago quarter and $85 million in the previous quarter. The current quarter included $89 million of expenses related to terminating and renegotiating certain vendor contracts. Salaries and employee benefits included $12 million of expense related to the adoption of the fair value method of accounting for stock option and stock purchase plans for the Corporation./(5)/

Provision for other loan assets was zero, compared to $15 million in the previous quarter.

CAPITAL MANAGEMENT

The tangible common equity to tangible managed assets ratio was 6.3% at June 30, 2002, up from 6.2% at March 31, 2002. Tier 1 and Total capital ratios were 9.4% and 13.0% at quarter-end, respectively, improved from 9.0% and 12.7% at March 31, 2002. Capital ratios for the quarter included the Corporation's early adoption of the FFIEC advisory relating to accrued interest receivables on securitized credit card assets, which negatively impacted Tier 1 and Total capital ratios by 0.27% and 0.31%, respectively.

Bank One Corporation is the nation's sixth-largest bank holding company, with assets of more than $270 billion. Bank One currently serves 53 million credit card customers, 7.1 million retail households, including 488,000 small businesses, and 20,000 middle market companies. It also manages $146 billion of clients' investment assets. Bank One can be found on the Internet at www.bankone.com.

/(5)/ For further detail on the impact of adopting the fair value method of accounting for stock option and stock purchase plans, a supplemental disclosure has been provided at the end of this document.

Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter's results will be held today, July 16, at 2:00 p.m. (Eastern). To participate, phone (800) 289-0746 (domestic) or (913) 981-5573 (international); confirmation code 149467.

The live audio webcast will be available through the Investor Relations section of Bank One's website at www.shareholder.com/one/medialist.cfm.

A playback of this conference call will be available after 5:00 p.m. today through July 26, 2002, by calling (888) 203-1112 (domestic) or (719) 457-0820
(international); confirmation code 149467.

Forward-looking Statements

This discussion of financial results contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current beliefs and expectations, and are subject to significant risks and uncertainties that may cause actual results to differ materially. Such risks and uncertainties are described in the Corporation's reports filed with the Securities and Exchange Commission, including the Corporation's Form 10-K for the year ended December 31, 2001.

                                       ###

Media Contact:
Thomas A. Kelly      (312) 732-7007

Investor Contacts:
Amy R. Fahey         (312) 732-5771
Sandra M. Catanzaro  (312) 732-8013      Alissa A. Burny   (312) 732-2344

SUPPLEMENTAL PRESS RELEASE INFORMATION REGARDING OPTION ACCOUNTING

Bank One has historically applied APB 25, "Accounting for Stock Issued to Employees," for its stock option and employee stock purchase plans. Under APB 25, compensation expense for stock options is generally not recognized. The Corporation provided the required disclosures of the pro-forma impact to compensation expense for all outstanding options in its 2001 Annual Report.

In the second quarter 2002, Bank One adopted the fair value method of accounting for its stock option and stock purchase plans for 2002 grants under the guidance of SFAS 123, "Accounting for Stock-Based Compensation". Although SFAS 123 permits companies to either recognize compensation cost currently in income or alternatively disclose the pro-forma impact, management believes expense recognition is a preferential method of accounting, reflecting that stock options are a form of employee compensation. Under the terms of the stock option plan, up to 2% of the outstanding common shares are authorized for issuance per year, or 24 million shares in 2002, and unused awards may be carried over to future years. Pursuant to the requirements of SFAS 123, options granted prior to January 1, 2002 continue to be accounted for under APB 25.

For the six months ended June 30, 2002, the net income and fully-diluted earnings per share impacts are $8 million and $0.01, respectively. (Impact on the first quarter 2002 is immaterial as annual stock option awards were granted in April.) The full year 2002 net income and earnings per share impacts are estimated to be $28 million and $0.02, respectively, based upon the following assumptions:

                                                              Pro-forma 2002
                                                              Estimate (6)

Net options granted or expected to be granted in 2002 (1)     19.4 million

Estimated fair value per option (2)                           $8.22 - $13.23

Fair value to be recognized in compensation expense
  over the vesting period (primarily 5 years (3))             $243 million

Straight-line amortization period (3)                         5 years

Estimated 2002 annual compensation expense (4)                $44 million

Estimated 2002 net income impact (5)                          $28 million

Estimated fully-diluted net income per share impact           $0.024

Assuming Bank One were to continue activity in its stock-based plans at comparable levels for the next six years and assuming all fair value and vesting assumptions remain essentially unchanged, then in 2007 the impact would be approximately:

                                                              Pro-forma 2007
                                                              Estimate (6)

Estimated 2007 annual compensation expense (4)                $250 million

Estimated 2007 net income impact                              $150 million

Estimated fully-diluted net income per share impact           $0.13

(1) Options granted are net of expected forfeitures based upon Bank One's historical experience and will change over time due to actual experience.

(2) Fair values vary for stock options and employee stock purchase plans primarily due to varying assumptions. The fair value estimate for the April 2002 grant was $13.23 per option. Fair values are estimated using the Black-Scholes option pricing model, and includes the following assumptions for 2002: expected dividend yield of 2.04%, expected volatility of 35.25%, risk-free interest rates of 2.91-4.53% depending on varying lives, and expected lives of 1.5-5 years. We will refine our methodology of calculating fair value for new grants and consider the market value of comparable traded securities.
(3) Stock options generally vest pro-rata over 5 years. Shares purchased under the employee stock purchase plans, estimated to be 2 million shares, have an 18-24 month vesting period.
(4)  Assumes amortization begins at the time of grant in the quarter issued.
(5) 2001 Annual Report disclosure includes pro-forma impacts for all outstanding options. Under the requirements of SFAS 123, the fair value method of accounting may only be applied to new option grants.
(6) The pro-forma information may not be representative of the actual impact in future years.

                                                                          [LOGO]
                                                                        BANK ONE

                              BANK ONE CORPORATION
                              FINANCIAL SUPPLEMENT
                               SECOND QUARTER 2002

                                                                         Page

Line of Business Results *
------------------------
Retail ..............................................................   11-12
Commercial Banking ..................................................   13-15
Credit Card .........................................................   16-17
Investment Management ...............................................   18-20
Corporate ...........................................................      21
Totals ..............................................................      22

Consolidated Results
--------------------
Summary of Consolidated Selected Financial Information ..............   23-24
Consolidated Statements of Income ...................................   25-26
Consolidated Balance Sheets .........................................      27
Credit Quality ......................................................   28-29
Capital and Intangible Assets .......................................      29
Managed Income Statement Statistics .................................      29


Additional Schedules  **

Average Balance Sheet, Yields & Rates - Managed Basis

Average Balance Sheet, Yields & Rates - Reported Basis

   * See 2001 Annual Report for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

   ** Available through the Investor Relations section of www.bankone.com.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                       2002                   2001                          2nd Qtr 2002
                                                ------------------  ---------------------------  -----------------------------------
                                                 2nd Qtr  1st Qtr    4th Qtr  3rd Qtr  2nd Qtr      Chg Prior Yr.     Chg. Prior Qtr
                                                ------------------  ---------------------------  -----------------------------------
                                                                                                      Amt       %      Amt        %
Retail
---------------------------------------

INCOME STATEMENT DATA
---------------------------------------
Net interest income - FTE                 $MM    $ 1,203  $ 1,255    $ 1,221  $ 1,222  $ 1,219     $   (16)     -1%   $  (52)    -4%

 Banking fees and commissions                        113      118        110      112      111           2       2%       (5)    -4%
 Credit card revenue                                  44       40         44       43       41           3       7%        4     10%
 Service charges on deposits                         196      201        207      202      197          (1)     -1%       (5)    -2%
 Trading                                              (4)      (1)         -        -        -          (4)      0%       (3)   N/M
 Other income (loss)                                   7        4          -        1        8          (1)    -13%        3     75%
                                                ------------------  ---------------------------  ----------         ---------
Noninterest income                                   356      362        361      358      357          (1)      0%       (6)    -2%
                                                ------------------  ---------------------------  ----------         ---------
Total revenue                                      1,559    1,617      1,582    1,580    1,576         (17)     -1%      (58)    -4%

Provision for credit losses                          215      267        316      247      200          15       8%      (52)   -19%

 Salaries and employee benefits                      358      364        359      372      381         (23)     -6%       (6)    -2%
 Other expense                                       449      458        457      494      505         (56)    -11%       (9)    -2%
                                                ------------------  ---------------------------  ----------         ---------
Noninterest expense                                  807      822        816      866      886         (79)     -9%      (15)    -2%
                                                ------------------  ---------------------------  ----------         ---------
Pretax operating income - FTE                        537      528        450      467      490          47      10%        9      2%
Tax expense & FTE adj                                189      185        161      163      177          12       7%        4      2%
                                                ------------------  ---------------------------  ----------         ---------
 Operating income                                    348      343        289      304      313          35      11%        5      1%
 Restructuring-related charges
  (reversals), net of tax                            (11)       -         68        -       (2)         (9)     N/M      (11)     0%
                                                ------------------  ---------------------------  ----------         ---------
 Net income                                      $   359  $   343    $   221  $   304  $   315     $    44      14%   $   16      5%
                                                ==================  ===========================  ==========         =========
FINANCIAL PERFORMANCE
--------------------------------
Return on equity (1)                                  23%      22%        18%      19%      21%          2%                1%
Efficiency ratio (1)                                  52%      51%        52%      55%      56%         -4%                1%
Headcount - full-time                             32,610   32,746     32,904   34,001   35,322      (2,712)     -8%     (136)     0%

ENDING BALANCES
--------------------------------
 Small business commercial loans           $B    $  10.0  $  10.0    $   9.9  $  10.0  $   9.8     $   0.2       2%   $    -      0%
 Home equity loans                                  29.7     29.9       30.3     30.7     30.3        (0.6)     -2%     (0.2)    -1%
 Vehicle loans                                      13.6     13.7       13.5     13.5     14.1        (0.5)     -4%     (0.1)    -1%
 Vehicle leases                                      4.7      5.4        6.1      6.9      7.3        (2.6)    -36%     (0.7)   -13%
 Other personal loans (2)                            8.3      8.6        9.8      9.9     10.9        (2.6)    -24%     (0.3)    -3%
                                                ------------------  ---------------------------  ----------         ---------
Total loans                                      $  66.3  $  67.6    $  69.6  $  71.0  $  72.4     $  (6.1)     -8%   $ (1.3)    -2%

Assets                                              69.6     71.3       73.6     75.0     76.1        (6.5)     -9%     (1.7)    -2%

 Demand deposits                                    26.2     26.0       25.5     24.4     24.1         2.1       9%      0.2      1%
 Savings                                            37.9     37.9       36.1     34.7     33.8         4.1      12%        -      0%
 Time                                               24.6     24.9       25.6     28.1     29.7        (5.1)    -17%     (0.3)    -1%
                                                ------------------  ---------------------------  ----------         ---------
Total deposits                                      88.7     88.8       87.2     87.2     87.6         1.1       1%     (0.1)     0%

Equity                                               6.2      6.2        6.2      6.2      6.2           -       0%        -      0%

AVERAGE BALANCES
--------------------------------
 Small business commercial loans           $B    $  10.0  $  10.0    $   9.8  $   9.9  $   9.6     $   0.4       4%   $    -      0%
 Home equity loans                                  29.8     30.1       30.6     30.8     30.5        (0.7)     -2%     (0.3)    -1%
 Vehicle loans                                      13.6     13.5       13.4     14.0     14.1        (0.5)     -4%      0.1      1%
 Vehicle leases                                      5.0      5.7        6.4      7.0      7.6        (2.6)    -34%     (0.7)   -12%
 Other personal loans (2)                            8.4      9.9        9.8     10.0     10.9        (2.5)    -23%     (1.5)   -15%
                                                ------------------  ---------------------------  ----------         ---------
Total loans                                         66.8     69.2       70.0     71.7     72.7        (5.9)     -8%     (2.4)    -3%

Assets                                              70.2     72.9       74.0     75.7     76.6        (6.4)     -8%     (2.7)    -4%

 Demand deposits                                    25.9     25.1       24.3     23.8     23.8         2.1       9%      0.8      3%
 Savings                                            37.8     37.1       35.8     34.4     33.5         4.3      13%      0.7      2%
 Time                                               24.9     25.4       26.3     28.8     30.6        (5.7)    -19%     (0.5)    -2%
                                                ------------------  ---------------------------  ----------         ---------
Total deposits                                      88.6     87.6       86.4     87.0     87.9         0.7       1%      1.0      1%

Equity                                               6.2      6.2        6.2      6.2      6.1         0.1       2%        -      0%

(1) Ratios are calculated based on operating income for the line of business which excludes any restructuring-related charges.
(2) First quarter is favorably impacted by tax refund anticipation loan activity.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                       2002                    2001                           2nd Qtr 2002
                                                ------------------  ---------------------------  -----------------------------------
                                                 2nd Qtr  1st Qtr    4th Qtr  3rd Qtr  2nd Qtr      Chg Prior Yr.     Chg. Prior Qtr
                                                ------------------  ---------------------------  -----------------------------------
                                                                                                    Amt       %       Amt       %
Retail - continued
-----------------------------------

CREDIT QUALITY
-----------------------------------
Net charge-offs:                          $MM
 Small business commercial loans                 $    23  $    14    $    23  $    20  $    17      $    6      35%   $    9    64%

 Home equity loans                                   102      130        125       84       93           9      10%      (28)  -22%
 Vehicle loans (1)                                    42       66         74       59       52         (10)    -19%      (24)  -36%
 Vehicle leases                                       15       30         26       25       20          (5)    -26%      (15)  -50%
 Other personal loans                                 34       26         34       35       19          15      79%        8    31%
                                                ------------------  ---------------------------  ----------         ---------
   Total consumer (1)                                193      252        259      203      184           9       5%      (59)  -23%
                                                ------------------  ---------------------------  ----------         ---------
  Total net charge-offs (1)                      $   216  $   266        282      223      201      $   15       7%   $  (50)  -19%

Net charge-off ratios:
 Small business commercial loans                    0.92%    0.56%      0.94%    0.81%    0.71%       0.21%             0.36%

 Home equity loans                                  1.37%    1.73%      1.63%    1.09%    1.22%       0.15%            -0.36%
 Vehicle loans (1)                                  1.24%    1.96%      2.22%    1.70%    1.47%      -0.23%            -0.72%
 Vehicle leases                                     1.20%    2.11%      1.61%    1.41%    1.07%       0.13%            -0.91%
 Other personal loans                               1.62%    1.05%      1.39%    1.40%    0.70%       0.92%             0.57%
                                                ------------------  ---------------------------  ----------         ---------
   Total consumer (1)                               1.36%    1.70%      1.72%    1.31%    1.17%       0.19%            -0.34%
                                                ------------------  ---------------------------  ----------         ---------
  Total net charge-offs (1)                         1.29%    1.54%      1.61%    1.24%    1.11%       0.19%            -0.24%

Nonperforming assets:
Commercial                                $MM    $   287  $   318    $   303  $   241  $   245      $   42      17%   $  (31)  -10%
 Consumer                                          1,062    1,084      1,041      914      804         258      32%      (22)   -2%
                                                ------------------  ---------------------------  ----------         ---------
  Total nonperforming loans                        1,349    1,402      1,344    1,155    1,049         300      29%      (53)   -4%
  Other including OREO                               168      159        104       76       69          99     N/M         9     6%
                                                ------------------  ---------------------------  ----------         ---------
 Total nonperforming assets                      $ 1,517  $ 1,561    $ 1,448  $ 1,231  $ 1,118      $  399      36%   $  (44)   -3%

Allowance for loan losses                 $MM    $ 1,029  $ 1,028    $ 1,027  $   979  $   938          91      10%   $    1     0%
Allowance to period end loans                       1.55%    1.52%      1.48%    1.38%    1.30%       0.26%             0.03%
Allowance to nonperforming loans                      76%      73%        76%      85%      89%        -13%                3%
Nonperforming assets to related assets              2.28%    2.30%      2.08%    1.73%    1.54%       0.74%            -0.02%

DISTRIBUTION
---------------------------
 # Banking centers                                 1,773    1,776      1,802    1,805    1,808         (35)     -2%       (3)    0%
 # ATMs                                            4,956    5,109      5,141    5,652    5,703        (747)    -13%     (153)   -3%

 # On-line customers                       000s    1,269    1,248      1,083    1,040    1,035         234      23%       21     2%
 # Households                                      7,102    7,159      7,258    7,361    7,499        (397)     -5%      (57)   -1%
 # Business customers                                488      494        508      512      530         (42)     -8%       (6)   -1%
 # Debit cards issued                              4,492    4,404      4,565    4,491    4,378         114       3%       88     2%

INVESTMENTS
---------------------------
Investment sales volume                   $MM    $ 1,451  $ 1,377    $ 1,357  $ 1,231  $ 1,141       $ 310      27%   $   74     5%


(1) Second and first quarter 2002 and fourth, third and second quarter 2001 amounts include $1 million, $1 million, $14 million, $14 million and $24 million, respectively, of charge-offs which are not so classified in the Corporation's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge-offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                        2002                   2001                        2nd Qtr 2002
                                                ------------------  ---------------------------  -----------------------------------
                                                2nd Qtr  1st Qtr    4th Qtr    3rd Qtr  2nd Qtr    Chg Prior Yr.    Chg. Prior Qtr
                                                ------------------  ---------------------------  -----------------------------------
                                                                                                   Amt       %      Amt         %
Commercial Banking
--------------------------------------

INCOME STATEMENT DATA
--------------------------------------
Net interest income - FTE                 $MM      $ 598  $   655    $   694   $   657  $   699   $ (101)    -14%   $  (57)     -9%

 Banking fees and commissions                        224      175        190       182      183       41      22%       49      28%
 Credit card revenue                                  20       14         21        21       22       (2)     -9%        6      43%
 Service charges on deposits                         173      184        162       175      149       24      16%      (11)     -6%
 Fiduciary & investment management fees                -       (1)         2         3       (1)       1     N/M         1     N/M
 Investment securities gains (losses)                 (1)       -          -       (12)       -       (1)      0%       (1)      0%
 Trading                                              81       26         44        81       67       14      21%       55     N/M
 Other income (loss)                                 (43)     (27)       (29)      (23)     (42)      (1)     -2%      (16)    -59%
                                                -----------------   ---------------------------  -------            ------
Noninterest income                                   454      371        390       427      378       76      20%       83      22%
                                                -----------------   ---------------------------  -------            ------
Total revenue                                      1,052    1,026      1,084     1,084    1,077      (25)     -2%       26       3%

Provision for credit losses                          274      281        323       246      240       34      14%       (7)     -2%

 Salaries and employee benefits  (2)                 261      259        268       249      252        9       4%        2       1%
 Other expense  (2)                                  331      301        310       298      308       23       7%       30      10%
                                                -----------------   ---------------------------  -------            ------
Noninterest expense                                  592      560        578       547      560       32       6%       32       6%
                                                -----------------   ---------------------------  -------            ------
Pretax operating income - FTE                        186      185        183       291      277      (91)    -33%        1       1%
Tax expense & FTE adj                                 42       42         35        86       80      (38)    -48%        -       0%
                                                -----------------   ---------------------------  -------            ------
 Operating income                                    144      143        148       205      197      (53)    -27%        1       1%
 Restructuring-related charges
 (reversals), net of tax                              (3)       -         46         -        -       (3)      0%       (3)      0%
                                                -----------------   ---------------------------  -------            ------
 Net income                                        $ 147  $   143    $   102   $   205  $   197   $  (50)    -25%   $    4       3%
                                                =================   ===========================  =======            ======

Memo: Revenue by activity

 Lending-related revenue                             437      412        481       493      510      (73)    -14%       25       6%
 Global Treasury Services                            399      429        414       416      393        6       2%      (30)     -7%
 Capital markets  (3)                                196      168        191       163      166       30      18%       28      17%
 Other                                                20       17         (2)       12        8       12     N/M         3      18%

FINANCIAL PERFORMANCE
--------------------------------------
Return on equity (4)                                   8%       8%          8%      11%      11%      -3%                0%
Efficiency ratio (4)                                  56%      55%         53%      50%      52%       4%                1%

Headcount - full-time

 Corporate Banking (including
 Capital Markets)                                  2,315    2,306      2,714     2,768    2,899     (584)    -20%        9       0%
 Middle Market                                     3,023    3,064      3,251     3,351    3,388     (365)    -11%      (41)     -1%
 Global Treasury Services  (5)                     3,299    3,306      2,984     3,035    3,072      227       7%       (7)      0%
 Operations, Technology, and other Admin           2,270    2,203      2,188     2,210    2,201       69       3%       67       3%
                                                -----------------   ---------------------------  -------            ------
 Total headcount - full-time                      10,907   10,879     11,137    11,364   11,560     (653)     -6%       28       0%

ENDING BALANCES
--------------------------------------
Loans                                     $B      $ 64.9  $  69.0    $  72.5   $  77.4  $  80.2   $(15.3)    -19%   $ (4.1)     -6%
 Assets                                             94.3     96.3      100.7     106.5    109.4    (15.1)    -14%     (2.0)     -2%

 Demand deposits                                    24.2     22.4       25.5      23.3     22.1      2.1      10%      1.8       8%
 Savings                                             2.8      2.9        3.1       2.8      2.9     (0.1)     -3%     (0.1)     -3%
 Time                                                8.7     11.1       14.0       9.4      8.2      0.5       6%     (2.4)    -22%
 Foreign offices                                     8.4      7.0        8.6       9.3      9.9     (1.5)    -15%      1.4      20%
                                                -----------------   ---------------------------  -------            ------
 Total deposits                                     44.1     43.4       51.2      44.8     43.1      1.0       2%      0.7       2%

 Equity                                              7.4      7.4        7.3       7.3      7.3      0.1       1%        -      0%

(1) Results include the effect of consolidating Anexsys beginning in the first quarter 2002. In the second quarter, this consolidation had an immaterial impact on revenue and expense and no impact on operating income. Headcount increased by 275 versus the year ago quarter.
(2) Prior period data has been adjusted for the transfer of the National Retail Lockbox Operations and Cash Vault Services businesses from Commercial to Corporate.
(3) Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.
(4) Ratios are calculated based on operating income for the line of business which excludes any restructuring-related charges.
(5) Prior period headcount data has been adjusted for the transfer of the National Retail Lockbox Operations business from Commercial to Corporate.


N/A = not available
N/M = not meaniful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                         2002                  2001                         2nd Qtr 2002
                                                 ------------------  -------------------------- ------------------------------------
                                                 2nd Qtr    1st Qtr  4th Qtr  3rd Qtr  2nd Qtr     Chg Prior Yr.     Chg. Prior Qtr
                                                 ------------------  -------------------------- ------------------------------------
                                                                                                   Amt        %      Amt      %
Commercial Banking - continued
-----------------------------------------

AVERAGE BALANCES
---------------------------------------
Loans                                      $B     $  67.0  $  71.1   $  74.3  $  78.1  $  82.7    $ (15.7)    -19%   $ (4.1)   -6%
 Assets                                              94.4     99.3     102.3    106.3    109.7      (15.3)    -14%     (4.9)   -5%

   Demand deposits                                   22.4     22.7      23.2     20.9     20.8        1.6       8%     (0.3)   -1%
   Savings                                            2.8      3.0       2.8      2.8      2.7        0.1       4%     (0.2)   -7%
   Time                                               9.7     17.2      13.7      9.2      6.6        3.1      47%     (7.5)  -44%
   Foreign offices                                    8.3      8.2       9.3     10.0      9.5       (1.2)    -13%      0.1     1%
                                                  ----------------   -------------------------  ---------          --------
 Total deposits                                      43.2     51.1      49.0     42.9     39.6        3.6       9%     (7.9)  -15%

 Equity                                               7.4      7.4       7.3      7.3      7.3        0.1       1%        -     0%

CREDIT QUALITY
---------------------------------------
Net commercial charge-offs                $MM     $   274    $ 281     $ 322  $   230  $   239       $ 35      15%   $   (7)   -2%

Net commercial charge-off ratio                      1.64%    1.58%     1.73%    1.18%    1.16%      0.48%             0.05%

Nonperforming assets:

   Commercial nonperforming loans         $MM     $ 2,297  $ 2,257   $ 2,127  $ 1,904  $ 1,753    $   544      31%   $   40     2%
   Other including OREO                                30       33        27       30       18         12      67%       (3)   -9%
                                                  ----------------   -------------------------  ----------         --------
     Total nonperforming assets                   $ 2,327  $ 2,290   $ 2,154  $ 1,934  $ 1,771    $   556      31%   $   37     2%

Allowance for loan losses                 $MM     $ 3,071  $ 3,071   $ 3,079  $ 3,078  $ 3,067          4       0%   $    -     0%
Allowance to period end loans                        4.73%    4.45%     4.25%    3.98%    3.82%      0.91%             0.28%
Allowance to nonperforming loans                      134%     136%      145%     162%     175%       -41%               -2%
Nonperforming assets to related assets               3.58%    3.32%     2.97%    2.50%    2.21%      1.38%             0.27%


CORPORATE BANKING
---------------------------------------
Loans - ending balance                     $B     $  31.8  $  34.7   $  36.6  $  40.5  $  43.3    $ (11.5)    -27%   $ (2.9)   -8%
      - average balance                              33.3     36.0      38.1     41.4     45.7      (12.4)    -27%     (2.7)   -8%

Deposits - ending balance                  $B     $  22.9  $  21.5   $  28.7  $  24.1  $  23.1    $  (0.2)     -1%   $  1.4     7%
         - average balance                           21.7     29.1      28.2     23.9     20.8        0.9       4%     (7.4)  -25%

Credit Quality:
   Net commercial charge-offs             $MM     $   168  $   163   $   164  $   131  $   155    $    13       8%   $    5     3%
   Net commercial charge-off ratio                   2.02%    1.81%     1.72%    1.27%    1.36%      0.66%             0.21%
   Nonperforming loans                    $MM     $ 1,161  $ 1,170   $ 1,154  $ 1,051  $ 1,050    $   111      11%   $   (9)   -1%
   Nonperforming loans to loans                      3.65%    3.37%     3.15%    2.60%    2.42%      1.23%             0.28%

SYNDICATIONS
---------------------------------------
Lead Arranger Deals:
   Volume                                  $B     $  18.1  $  14.9   $  16.9  $   9.7  $  12.8    $   5.3      41%   $  3.2    21%
   Number of transactions                              70       45        66       56       56         14      25%       25    56%
   League table standing - rank                         4        4         4        4        4          -       0%        -     0%
   League table standing - mkt share                    5%       9%        7%       4%       3%         2%               -4%


N/A = not available
N/M = not meaniful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                      2002                    2001                            2nd Qtr 2002
                                               ------------------  ---------------------------  ------------------------------------
                                               2nd Qtr  1st Qtr    4th Qtr   3rd Qtr   2nd Qtr      Chg Prior Yr.     Chg. Prior Qtr
                                               ------------------  ---------------------------  ------------------------------------
                                                                                                   Amt         %       Amt      %
Commercial Banking - continued
--------------------------------------

MIDDLE MARKET BANKING
--------------------------------
Loans  - ending balance                    $B   $  33.1   $  34.3     $ 35.9   $ 36.9   $ 36.9      $ (3.8)    -10%   $ (1.2)   -3%
       - average balance                           33.7      35.1       36.2     36.7     37.0        (3.3)     -9%     (1.4)   -4%

Deposits - ending balance                  $B   $  21.2   $  21.9     $ 22.5   $ 20.6   $ 20.0      $  1.2       6%   $ (0.7)   -3%
         - average balance                         21.5      22.0       20.8     19.0     18.9         2.6      14%     (0.5)   -2%

Credit Quality:
 Net commercial charge-offs               $MM   $   106   $   118     $  158   $   99   $   84      $   22      26%   $  (12)  -10%
 Net commercial charge-off ratio                   1.26%     1.34%      1.75%    1.08%    0.91%       0.35%            -0.09%
 Nonperforming loans                      $MM   $ 1,136   $ 1,087     $  973   $  853   $  703      $  433      62%   $   49     5%
 Nonperforming loans to loans                      3.43%     3.17%      2.71%    2.31%    1.91%       1.53%             0.26%

N/A= not available
N/M=  not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                       2002                    2001                            2nd Qtr 2002
                                                 ------------------  ---------------------------  ----------------------------------
                                                 2nd Qtr  1st Qtr    4th Qtr  3rd Qtr  2nd Qtr      Chg Prior Yr.     Chg. Prior Qtr
                                                 ------------------  ---------------------------  ----------------------------------
                                                                                                      Amt       %       Amt       %
Credit Card - managed basis
----------------------------------------

INCOME STATEMENT DATA
-----------------------------------
Net interest income - FTE                 $MM     $ 1,526  $ 1,555    $ 1,635  $ 1,606  $ 1,458       $  68       5%   $  (29)   -2%

 Banking fees and commissions                          17       25         25       23       22          (5)    -23%       (8)  -32%
 Credit card revenue                                  441      395        313      309      278         163      59%       46    12%
 Other income (loss)                                   28      (18)        25       22       36          (8)    -22%       46   N/M
                                                 ------------------  ---------------------------  ----------         ---------
Noninterest income                                    486      402        363      354      336         150      45%       84    21%
                                                 ------------------  ---------------------------  ----------         ---------
Total revenue                                       2,012    1,957      1,998    1,960    1,794         218      12%       55     3%

Provision for credit losses                           926      943        930      981      962         (36)     -4%      (17)   -2%

 Salaries and employee benefits                       142      146        122      123      124          18      15%       (4)   -3%
 Other expense                                        462      475        427      412      398          64      16%      (13)   -3%
                                                 ------------------  ---------------------------  ----------         ---------
Noninterest expense                                   604      621        549      535      522          82      16%      (17)   -3%
                                                 ------------------  ---------------------------  ----------         ---------
Pretax operating income - FTE                         482      393        519      444      310         172      55%       89    23%
Tax expense & FTE adj                                 186      154        193      165      117          69      59%       32    21%
                                                 ------------------  ---------------------------  ----------         ---------
 Operating income                                     296      239        326      279      193         103      53%       57    24%
 Restructuring-related charges
  (reversals), net of tax                             (12)       -         39        -        -         (12)      0%      (12)    0%
                                                 ------------------  ---------------------------  ----------         ---------
 Net income                                       $   308  $   239    $   287  $   279  $   193       $ 115      60%   $   69    29%
                                                 ==================  ===========================  ==========         =========

Memo: Net securitization gains
 (amortization)                                       (13)     (31)       (20)     (22)     (19)          6      32%       18    58%

FINANCIAL PERFORMANCE
----------------------------------
% of average outstandings:
 Net interest income - FTE                           9.29%    9.51%      9.75%    9.57%    9.25%       0.04%            -0.22%
 Provision for credit losses                         5.64%    5.77%      5.55%    5.84%    6.11%      -0.47%            -0.13%
 Noninterest income                                  2.96%    2.46%      2.17%    2.11%    2.13%       0.83%             0.50%
                                                 ------------------  ---------------------------  ----------         ---------
   Risk adjusted margin                              6.61%    6.20%      6.37%    5.84%    5.27%       1.34%             0.41%
 Noninterest expense                                 3.68%    3.80%      3.27%    3.19%    3.31%       0.37%            -0.12%
                                                 ------------------  ---------------------------  ----------         ---------
 Pretax income - FTE                                 2.93%    2.40%      3.10%    2.64%    1.97%       0.96%             0.53%
 Operating income                                    1.80%    1.46%      1.94%    1.66%    1.22%       0.58%             0.34%
 Restructuring-related charges
  (reversals), net of tax                           -0.07%    0.00%      0.23%    0.00%    0.00%      -0.07%            -0.07%
 Net income                                          1.87%    1.46%      1.71%    1.66%    1.22%       0.65%             0.41%

Return on equity (2)                                   19%      15%        20%      17%      12%          7%                4%
Efficiency ratio (2)                                   30%      32%        27%      27%      29%          1%               -2%
Headcount - full-time                              10,298   10,718      9,871   10,245   10,785        (487)     -5%     (420)   -4%

ENDING BALANCES
----------------------------------
 Owned                                      $B    $   9.1  $   7.4    $   6.8  $   8.4  $   6.2       $ 2.9      47%   $  1.7    23%
 Seller's interest                                   21.9     22.3       24.0     18.4     17.0         4.9      29%     (0.4)   -2%
                                                 ------------------  ---------------------------  ----------         ---------
   Loans on balance sheet                            31.0     29.7       30.8     26.8     23.2         7.8      34%      1.3     4%
 Securitized                                         35.8     35.1       37.3     40.0     39.8        (4.0)    -10%      0.7     2%
                                                 ------------------  ---------------------------  ----------         ---------
Loans                                             $  66.8  $  64.8    $  68.2  $  66.8  $  63.0       $ 3.8       6%   $  2.0     3%

Assets                                               69.8     70.0       72.7     70.8     64.9         4.9       8%     (0.2)    0%


Equity                                                6.4      6.4        6.4      6.4      6.3         0.1       2%        -     0%

(1) Results include the effect of consolidating Paymentech beginning in the first quarter 2002. The impact on the second quarter results was to increase net interest income by $3 million, noninterest income by $76 million, expense by $67 million; there was no impact on operating income. Headcount increased by 1,359.

(2) Ratios are calculated based on operating income for the line of business which excludes any restructuring-related charges.

N/A= not available
N/M=  not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                            2002                   2001                         2nd Qtr 2002
                                                    ------------------  -------------------------   --------------------------------
                                                     2nd Qtr  1st Qtr   4th Qtr  3rd Qtr  2nd Qtr    Chg Prior Yr.   Chg. Prior Qtr
                                                    ------------------  -------------------------   --------------------------------
                                                                                                      Amt      %     Amt        %

Credit Card - managed basis - continued
-------------------------------------------

AVERAGE BALANCES
----------------------------------------
  Owned                                      $B     $   8.5   $   7.2   $   8.3  $   7.9  $   6.0   $   2.5     42%  $   1.3    18%
  Seller's interest                                    21.9      22.5      20.0     17.8     16.6       5.3     32%     (0.6)   -3%
                                                    -----------------   -------------------------   -------          -------
   Loans on balance sheet                              30.4      29.7      28.3     25.7     22.6       7.8     35%      0.7     2%
  Securitized                                          35.5      36.6      38.2     40.9     40.6      (5.1)   -13%     (1.1)   -3%
                                                    -----------------   -------------------------   -------          -------
Loans                                               $  65.9   $  66.3   $  66.5  $  66.6  $  63.2   $   2.7      4%  $  (0.4)   -1%

Assets                                                 70.0      71.4      71.2     70.2     65.3       4.7      7%     (1.4)   -2%

Equity                                                  6.4       6.4       6.4      6.4      6.3       0.1      2%        -     0%

CREDIT QUALITY
----------------------------------------
Net charge-offs:
  Credit card - managed                             $   926   $   943   $   930  $   981  $   962   $   (36)    -4%  $   (17)   -2%

Net charge-off ratios:
  Credit card - managed                                5.62%     5.69%     5.59%    5.89%    6.09%    -0.47%           -0.07%
  12 month lagged (1)                                  5.86%     5.77%     5.67%    5.95%    5.82%     0.04%            0.09%

Delinquency ratios:
    - 30+ days                                         3.83%     4.27%     4.46%    4.25%    4.10%    -0.27%           -0.44%
    - 90+ days                                         1.72%     1.96%     1.93%    1.80%    1.78%    -0.06%           -0.24%

Allowance for loan losses                           $   396   $   396   $   396  $   397  $   197   $   199    N/M   $     -     0%
Allowance to period end owned loans (2)                4.35%     5.35%     5.82%    4.73%    3.18%     1.17%           -1.00%

OTHER DATA
----------------------------------------
Charge volume                                $B     $  38.4   $  34.0   $  38.3  $  35.2  $  34.4   $   4.0     12%  $   4.4    13%
New accounts opened                         000s      1,283       941       998    1,149    1,003       280     28%      342    36%
Credit Cards issued                                  53,346    53,965    55,554   58,441   50,449     2,897      6%     (619)   -1%
# FirstUSA.com customers                     MM         2.6       2.3       1.9      2.8      2.6         -      0%      0.3    13%
Paymentech:
  Bank Card Volume                          $MM     $30,076   $27,961   $30,255  $28,237  $28,603   $ 1,473      5%  $ 2,115     8%
  Total Transactions                         MM       1,016       940       983      935      925        91     10%       76     8%

(1) Second and first quarter 2002 and fourth and third quarter 2001 ratios include Wachovia net charge-offs but exclude Wachovia loans.
(2) Excluding loans held for sale, the allowance to period end loans would have been 7.74% and 8.29% in the second and first quarter of 2002, respectively, and 7.10% in the second quarter of 2001.

N/A = not available
N/M - not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                            2002                   2001                        2nd Qtr 2002
                                                     ------------------  ---------------------------  ------------------------------
                                                     2nd Qtr    1st Qtr  4th Qtr   3rd Qtr   2nd Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                     ------------------  ---------------------------  ------------------------------
                                                                                                       Amt       %      Amt       %
Investment Management
-------------------------------------------------

INCOME STATEMENT DATA
----------------------------------------
Net interest income - FTE                   $MM      $   105    $   115  $   111   $   106   $   107  $   (2)     -2%   $  (10)  -9%

 Banking fees and commissions                            142        132      126       125       119      23      19%       10    8%
 Service charges on deposits                               4          5        5         4         4       -       0%       (1) -20%
 Fiduciary & investment management fees                  187        190      191       187       184       3       2%       (3)  -2%
 Other income  (loss)                                      9          2        4         1         1       8      N/M        7   N/M
                                                     ------------------  ---------------------------  -------           -------
Noninterest income                                       342        329      326       317       308      34      11%       13    4%
                                                     ------------------  ---------------------------  -------           -------
Total revenue                                            447        444      437       423       415      32       8%        3    1%

Provision for credit losses                                -          5       13         9        13     (13)     N/M       (5)  N/M

 Salaries and employee benefits                          138        142      135       140       145      (7)     -5%       (4)  -3%
 Other expense                                           125        115      119       113       123       2       2%       10    9%
                                                     ------------------  ---------------------------  -------           -------
Noninterest expense                                      263        257      254       253       268      (5)     -2%        6    2%
                                                     ------------------  ---------------------------  -------           -------
Pretax operating income - FTE                            184        182      170       161       134      50      37%        2    1%
Tax expense & FTE adj                                     69         68       62        60        51      18      35%        1    1%
                                                     ------------------  ---------------------------  -------           -------
 Operating income                                        115        114      108       101        83      32      39%        1    1%
 Restructuring-related charges (reversals),
  net of tax                                              (1)         -       12         -         -      (1)      0%       (1)   0%
                                                     ------------------  ---------------------------  -------           -------
 Net income                                          $   116    $   114  $    96   $   101   $    83  $   33      40%   $    2    2%
                                                     ==================  ===========================  =======           =======


Memo: Insurance revenues                             $   116    $   123  $   118   $   115   $   103  $   13      12%   $   (7)  -5%

FINANCIAL PERFORMANCE
----------------------------------------
Return on equity (1)                                      42%        42%      39%       36%      33%       9%                0%
Efficiency ratio (1)                                      59%        58%      58%       60%      65%      -6%                1%
Headcount - full-time                                  5,936      5,993    6,071     6,253    6,371     (435)     -7%      (57)  -1%

ENDING BALANCES
----------------------------------------
Loans                                        $B      $   7.1    $   7.2  $   7.2   $   7.0    $ 7.1   $    -       0%   $ (0.1)  -1%
 Assets                                                  8.5        8.6      8.6       8.5      8.4      0.1       1%     (0.1)  -1%

 Demand deposits                                         2.4        3.0      2.8       2.1      2.3      0.1       4%     (0.6) -20%
 Savings                                                 3.9        3.9      3.3       2.9      2.5      1.4      56%        -    0%
 Time                                                    3.2        3.5      3.2       3.3      3.3     (0.1)     -3%     (0.3)  -9%
 Foreign offices                                         0.3        0.2      0.2       0.2      0.1      0.2      N/M      0.1   50%
                                                     ------------------  ---------------------------  -------           -------
Total deposits                                           9.8       10.6      9.5       8.5      8.2      1.6      20%     (0.8)  -8%

Equity                                                   1.1        1.1      1.1       1.1      1.0      0.1      10%        -    0%



(1) Ratios are calculated based on operating income for the line of business which excludes any restructuring-related charges.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                               2002                     2001                          2nd Qtr 2002
                                         ------------------  ---------------------------  -------------------------------------
                                         2nd Qtr    1st Qtr  4th Qtr   3rd Qtr   2nd Qtr  Chg Prior Yr.     Chg. Prior Qtr
                                         ------------------  ---------------------------  -------------------------------------
                                                                                           Amt         %      Amt        %
Investment Management - continued
------------------------------------

AVERAGE BALANCES
------------------------------
Loans                              $B    $   7.0    $   7.0  $   7.0   $   6.9   $   6.9   $   0.1       1%     $    -       0%
Assets                                       8.5        8.4      8.3       8.2       8.1       0.4       5%        0.1       1%

 Demand deposits                             2.0        2.1      2.0       1.9       1.9       0.1       5%       (0.1)     -5%
 Savings                                     4.0        3.7      3.0       2.8       2.7       1.3      48%        0.3       8%
 Time                                        3.4        3.2      3.2       3.3       3.3       0.1       3%        0.2       6%
 Foreign offices                             0.2        0.2      0.2       0.2       0.2         -       0%          -       0%
                                         ------------------  ---------------------------   -------              -------
Total deposits                               9.6        9.2      8.4       8.2       8.1       1.5      19%        0.4       4%

Equity                                       1.1        1.1      1.1       1.1       1.0       0.1      10%          -       0%

CREDIT QUALITY
------------------------------
Net charge-offs:
 Commercial                        $MM   $    (1)   $     2  $    11   $     7   $    10   $   (11)     N/M     $   (3)     N/M
 Consumer                                      1          3        2         2         3        (2)    -67%         (2)    -67%
                                         ------------------  ---------------------------   -------              -------
  Total net charge-offs                  $     -    $     5  $    13   $     9   $    13   $   (13)     N/M     $   (5)     N/M

Net charge-off ratios:
 Commercial                                -0.18%      0.27%    1.31%     0.76%     1.07%    -1.25%              -0.45%
 Consumer                                   0.13%      0.29%    0.20%     0.24%     0.37%    -0.24%              -0.16%
  Total net charge-offs                     0.00%      0.29%    0.74%     0.52%     0.75%    -0.75%              -0.29%

Nonperforming assets:
 Commercial                         $MM  $    33    $    30  $    38   $    37   $    37   $    (4)    -11%     $    3      10%
 Consumer                                      5          7        4         3         5         -       0%         (2)    -29%
                                         ------------------  ---------------------------  --------              -------
  Total nonperforming loans                   38         37       42        40        42        (4)    -10%          1       3%
  Other including OREO                         1          -        1         1         -         1       0%          1       0%
                                         ------------------  ---------------------------  --------              -------
  Total nonperforming assets             $    39    $    37  $    43   $    41   $    42   $    (3)     -7%     $    2       5%

Allowance for loan losses                $    25    $    25  $    25   $    25   $    25   $     -       0%     $    -       0%
Allowance to period end loans               0.35%      0.35%    0.35%     0.36%     0.35%     0.00%               0.00%
Allowance to nonperforming loans              66%        68%      60%       61%       60%        6%                 -2%
Nonperforming assets to related assets      0.55%      0.51%    0.60%     0.59%     0.59%    -0.04%               0.04%

ASSETS UNDER MANAGEMENT
ENDING BALANCES
------------------------------
Mutual Funds                       $B    $  90.2    $  89.9  $  83.5   $  75.3  $   74.4   $  15.8      21%     $  0.3       0%
Other                                       55.8       58.4     59.1      55.5      57.9      (2.1)     -4%       (2.6)     -4%
                                         ------------------  ---------------------------  --------              -------
  Total                                  $ 146.0    $ 148.3  $ 142.6   $ 130.8  $  132.3   $  13.7      10%     $ (2.3)     -2%

By type
-------
Money market                       $B    $  62.8    $  62.7  $  58.5   $  50.6  $   47.8   $  15.0      31%     $  0.1       0%
Equity                                      42.2       47.9     47.3      43.4      49.8      (7.6)    -15%       (5.7)    -12%
Fixed income                                41.0       37.7     36.8      36.8      34.7       6.3      18%        3.3       9%
                                         ------------------  ---------------------------  --------              -------
  Total                                  $ 146.0    $ 148.3  $ 142.6   $ 130.8  $  132.3   $  13.7      10%     $ (2.3)     -2%

By channel (1)
----------
Private client services            $B    $ 46.4     $  50.1  $  50.6   $  48.9  $   52.1   $  (5.7)    -11%     $ (3.7)     -7%
Retail brokerage                            7.2         7.7      7.6       7.0       7.3      (0.1)     -1%       (0.5)     -6%
Institutional                              63.4        64.4     62.4      57.5      56.4       7.0      12%       (1.0)     -2%
Commercial cash sweep                       9.2        10.1      9.8       9.0       8.9       0.3       3%       (0.9)     -9%
Capital markets                             3.7         2.6      1.5       0.6       0.5       3.2      N/M        1.1      42%
External (2)                                7.5         6.7      3.8       1.9       1.2       6.3      N/M        0.8      12%
All other direct (3)                        8.6         6.7      6.9       5.9       5.9       2.7      46%        1.9      28%
                                         ------------------  ---------------------------   --------             -------
  Total                                  $146.0     $ 148.3  $ 142.6   $ 130.8  $  132.3   $  13.7      10%     $ (2.3)     -2%
Morningstar Rankings * (4)
----------------------
% of 4 & 5 ranked funds                      51%         55%      57%       61%       54%       -3%                 -4%
% of 3+ ranked funds                         91%         89%      88%       90%       95%       -4%                  2%
* % of customer assets in
   Morningstar rated funds

(1) Certain reclassifications were made to prior periods to conform to the current period presentation.
(2) Includes broker/dealers, trust companies, and registered investment advisors that sell, or offer, One Group funds.
(3) One Group funds invested in other One Group funds and other mutual funds sub-advised.
(4) Morningstar changed the rating process effective 6/30/02 with no prior period restatements.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                            2002                     2001                        2nd Qtr 2002
                                                     ------------------  ---------------------------  ------------------------------
                                                     2nd Qtr    1st Qtr  4th Qtr   3rd Qtr   2nd Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                     ------------------  ---------------------------  ------------------------------
                                                                                                       Amt        %    Amt       %
Investment Management - continued
----------------------------------------------------

TRUST ASSETS
ENDING BALANCES
----------------------------------------
Trust assets under administration                $B  $  334.8  $  347.6  $ 352.5   $ 333.8   $ 342.3   $  (7.5)    -2% $(12.8)   -4%

CORPORATE TRUST SECURITIES
ENDING BALANCES
----------------------------------------
Corp. trust sec. under administration            $B  $1,094.7  $1,044.1  $ 988.6   $ 917.1   $ 892.3   $ 202.4     23% $ 50.6     5%

RETAIL BROKERAGE
----------------------------------------
Mutual fund sales                               $MM  $    637  $    580  $   563   $   548   $   559   $    78     14% $   57    10%
Annuity sales                                             814       797      794       683       582       232     40%     17     2%
                                                     ------------------  ---------------------------   --------        -------
  Total sales                                        $  1,451  $  1,377  $ 1,357   $ 1,231   $ 1,141   $   310     27% $   74     5%
# of customers - end of period (1)             000s       667       663      646       631       618        49      8%      4     1%

Market value customer assets-end of period       $B
 Brokerage                                               16.2      17.2     16.6      15.5      16.8      (0.6)    -4%   (1.0)   -6%
 Annuity account value                                   10.2       9.6      8.7       7.9       7.6       2.6     34%    0.6     6%
                                                     ------------------  ---------------------------   --------        -------
  Total Market Value (1)                             $   26.4  $   26.8  $  25.3   $  23.4   $  24.4   $   2.0      8% $ (0.4)   -1%

# of registered sales representatives                     761       737      724       703       704        57      8%     24     3%
# of licensed retail bankers                            3,131     3,112    3,042     2,985     2,904       227      8%     19     1%

PRIVATE CLIENT SERVICES
----------------------------------------
# of Private Client advisors                              668       660      641       658       682       (14)    -2%      8     1%
# of Private Client offices                               105       105      105       105       105         -      0%      -     0%

Market value customer assets-end of period (1)   $B  $   66.4  $   72.0  $  72.2   $  71.0   $  76.0   $  (9.6)   -13% $ (5.6)   -8%

Ending Balances:
 Loans                                           $B  $    7.0  $    6.9  $   7.0   $   6.8   $   6.9   $   0.1      1% $  0.1     1%
 Deposits                                                 8.2       8.2      7.6       7.0       6.6       1.6     24%      -     0%

Average Balances:
 Loans                                           $B  $    6.9  $    6.9  $   6.9   $   6.8   $   6.9   $     -      0% $    -     0%
 Deposits                                                 8.4       8.1      7.2       6.8       6.9       1.5     22%    0.3     4%

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                        2002                   2001                          2nd Qtr 2002
                                                 ------------------  ---------------------------  ----------------------------------
                                                 2nd Qtr  1st Qtr    4th Qtr   3rd Qtr   2nd Qtr   Chg Prior Yr.     Chg. Prior Qtr
                                                 ------------------  ---------------------------  ----------------------------------
                                                                                                    Amt       %       Amt        %
Corporate
-----------------------------------------

INCOME STATEMENT DATA
--------------------------------------
Net interest income - FTE                 $MM    $    (96) $   (41)  $    (83) $  (141) $  (240)  $   144       60% $   (55)   N/M

  Banking fees and commissions                         (4)      (5)        (7)       3       (1)       (3)     N/M        1     20%
  Credit card revenue                                   1       (1)         -       (1)      (2)        3      N/M        2    N/M
  Service charges on deposits                           3        3         (4)       7        7        (4)     -57%       -      0%
  Fiduciary & investment management fees                1        -          -        -        1         -        0%       1      0%
  Investment securities gains (losses)                 97      (18)         3      (30)      69        28       41%     115    N/M
  Trading                                              (7)      (9)       (20)     (11)      (7)        -        0%       2     22%
  Other income (loss)                                  53       60         72       34       63       (10)     -16%      (7)   -12%
                                                 -----------------   --------------------------   -------          --------
Noninterest income                                    144       30         44        2      130        14       11%     114    N/M
                                                 -----------------   --------------------------   -------          --------
Total revenue                                          48      (11)       (39)    (139)    (110)      158      N/M       59    N/M

Provision for credit losses                             -       15          -        -        -         -        0%     (15)   N/M

  Salaries and employee benefits  (1)                 202      185        176      162      170        32       19%      17      9%
  Other expense (1)                                    33     (100)       (21)     (60)     (97)      130      N/M      133    N/M
                                                 -----------------   --------------------------   -------          --------
Noninterest expense                                   235       85        155      102       73       162      N/M      150    N/M
                                                 -----------------   --------------------------   -------          --------
Pretax operating loss - FTE                          (187)    (111)      (194)    (241)    (183)       (4)      -2%     (76)   -68%
Tax benefit & FTE adj                                 (87)     (59)       (88)    (106)    (103)       16       16%     (28)   -47%
                                                 -----------------   --------------------------   -------          --------
 Operating loss                                      (100)     (52)      (106)    (135)     (80)      (20)     -25%     (48)   -92%
 Restructuring-related charges (reversals),
  net of tax                                          (13)       -         59        -        -       (13)       0%     (13)     0%
                                                 -----------------   --------------------------   -------          --------
Net loss                                         $    (87) $   (52)  $   (165) $  (135) $   (80)  $    (7)      -9% $   (35)   -67%
                                                 =================   ==========================   =======          ========

FINANCIAL PERFORMANCE
----------------------------------------
Headcount - full-time (2)                          13,828   13,528     13,536   13,938   14,453      (625)      -4%    300       2%

ENDING BALANCES
----------------------------------------
Loans                                      $B    $    0.3  $   0.9   $    0.6  $   0.4  $   0.7   $  (0.4)     -57% $  (0.6)   -67%
Assets                                               63.9     51.8       50.7  $  49.4  $  53.5      10.4       19%    12.1     23%
Memo:
  Treasury Securities                                38.4     30.4       32.2     29.6     28.2      10.2       36%     8.0     26%
  Principal Investments                               2.4      2.5        2.7      3.0      3.4      (1.0)     -29%    (0.1)    -4%

 Deposits                                            14.9     16.0       19.6     21.9     25.4     (10.5)     -41%    (1.1)    -7%
 Equity                                               0.5     (0.2)      (0.8)    (0.8)    (1.5)      2.0      N/M      0.7    N/M

AVERAGE BALANCES
----------------------------------------
Loans                                      $B    $    0.4  $   0.4   $    0.5  $   0.8  $   0.9   $  (0.5)     -56% $  (0.0)     0%
Assets                                               48.3     47.9       49.1  $  46.3  $  49.1      (0.8)      -2%     0.4      1%

  Deposits                                           14.2     15.8       19.5     23.3     26.2     (12.0)     -46%    (1.6)   -10%
  Equity                                              0.5     (0.2)      (0.6)    (1.1)    (1.6)      2.1      N/M      0.7    N/M

(1) Prior period data has been adjusted for the transfer of the National Retail Lockbox Operations and Cash Vault Services businesses from Commercial to Corporate.
(2) Prior period headcount data has been adjusted for the transfer of the National Retail Lockbox Operations business from Commercial to Corporate.


N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                     2002                    2001                          2nd Qtr 2002
                                              ------------------  ---------------------------  ------------------------------------
                                              2nd Qtr  1st Qtr    4th Qtr  3rd Qtr  2nd Qtr      Chg Prior Yr.     Chg. Prior Qtr
                                              ------------------  ---------------------------  ------------------------------------
                                                                                                  Amt       %       Amt       %
Operating Income by LOB
---------------------------------------------
Retail                                $MM     $    348   $  343   $    289   $  304   $  313   $      35       11% $     5     1%
Commercial Banking                                 144      143        148      205      197         (53)     -27%       1     1%
Credit Card                                        296      239        326      279      193         103       53%      57    24%
Investment Management                              115      114        108      101       83          32       39%       1     1%
Corporate                                         (100)     (52)      (106)    (135)     (80)        (20)     -25%     (48)  -92%
                                              -----------------   --------------------------   ---------           -------
  Operating income (loss)                          803      787        765      754      706          97       14%      16     2%
  Merger and restructuring-related charges
   (reversals), net of tax                         (40)       -        224        -       (2)        (38)     N/M      (40)    0%
                                              -----------------   --------------------------   ---------           -------
  Income (loss) before accounting change,
   net of tax                                      843      787        541      754      708         135       19%      56     7%
                                              -----------------   --------------------------   ---------           -------
  Accounting change, net of tax                      -        -          -        -      (44)         44      N/M        -     0%
                                              -----------------   --------------------------   ---------           -------
  Net income                                  $    843   $  787   $    541   $  754   $  664   $     179       27% $    56     7%
                                              =================   ==========================   =========           =======

PERCENT CONTRIBUTION
----------------------------------------
Retail                                            43.3%    43.6%      37.8%    40.3%    44.3%
Commercial Banking                                17.9%    18.2%      19.3%    27.2%    27.9%
Credit Card                                       36.9%    30.4%      42.6%    37.0%    27.3%
Investment Management                             14.3%    14.5%      14.1%    13.4%    11.8%
Corporate                                        -12.4%    -6.7%     -13.8%   -17.9%   -11.3%
                                              ------------------  ---------------------------  ----------          -------
  Operating income (loss)                        100.0%   100.0%     100.0%   100.0%   100.0%

 Headcount - full-time                          73,579   73,864     73,519   75,801   78,491      (4,912)      -6%    (285)    0%



Glossary for Selected Noninterest Income Categories
-----------------------------------------------------------------------

                                                     Representative types of revenue/fees
                                                     -------------------------------------------------------------------
   Banking fees and commissions                      Insurance fees, documentary fees, loan servicing fees,
                                                     commitment fees, mutual fund commissions, syndicated management fees, leasing fees, safe deposit fees, official checks fees, ATM interchange, misc. other fee revenue

   Credit card revenue                               Credit card fees, merchant fees, interchange fees

   Service charges on deposits                       Service charges on deposits, deficient balance fees, NSF/OD fees, waived fees

   Fiduciary & investment management fees            Asset management fees, personal trust fees, other trust fees, advisory fees

   Investment security gains (losses)                Venture capital and investment securities gains (losses)

   Trading                                           Trading and foreign exchange

   Other income (loss)                               Net securitization gains (losses), net gains (losses)
                                                     on Corporate transactions and/or asset sales / dispositions


N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information

                                                              2002 (3)                        2001
                                                       -----------------------------------------------------------
                                                        2nd Qtr    1st Qtr       4th Qtr     3rd Qtr    2nd Qtr
                                                       -----------------------------------------------------------
INCOME STATEMENT DATA
-------------------------------------------------
Total revenue, net of interest expense            $MM   $   4,274  $   4,152     $   4,207   $   4,016  $   3,846
Net interest income-
  fully taxable-equivalent ("FTE") basis                    2,078      2,235         2,273       2,193      2,085
Noninterest income                                          2,232      1,952         1,972       1,853      1,791
Provision for credit losses                                   607        665           765         620        540
Operating noninterest expense                               2,501      2,345         2,352       2,303      2,309
Operating income                                              803        787           765         754        706
Income before cumulative effect of change
  in accounting principle                                     843        787           541         754        708
Net income                                                    843        787           541         754        664

PER COMMON SHARE DATA
-------------------------------------------------
Operating income - Diluted                              $    0.68  $    0.67     $    0.65   $    0.64  $    0.60
Income before cumulative effect of change
  in accounting principle:
      Basic                                             $    0.72  $    0.67     $    0.46   $    0.64  $    0.60
      Diluted                                                0.71       0.67          0.46        0.64       0.60
Net income:
      Basic                                             $    0.72  $    0.67     $    0.46   $    0.64  $    0.57
      Diluted                                                0.71       0.67          0.46        0.64       0.56
Cash dividends declared                                      0.21       0.21          0.21        0.21       0.21
Book value                                                  18.37      17.81         17.33       17.30      16.49

BALANCE SHEET DATA - ENDING BALANCES
-------------------------------------------------
Loans:
    Managed                                       $MM   $ 205,442  $ 209,519     $ 218,102   $ 222,604  $ 223,390
    Reported                                              147,728    152,126       156,733     164,251    166,576
Deposits                                                  157,518    158,803       167,530     162,385    164,299
Long-term debt (1)                                         43,756     44,194        43,418      44,361     41,693
Total assets:
    Managed                                               306,140    297,998       306,304     310,207    312,244
    Reported                                              270,343    262,947       268,954     270,252    272,412
Common stockholders' equity                                21,563     20,913        20,226      20,192     19,261
Total stockholders' equity                                 21,563     20,913        20,226      20,382     19,451

CREDIT QUALITY RATIOS
-------------------------------------------------
Net charge-offs to average loans - managed (2)               2.73%      2.82%         2.84%       2.58%      2.50%
Allowance for credit losses to period end loans              3.06       2.97          2.89        2.73       2.54
Nonperforming assets to related assets                       2.65       2.58          2.35        1.96       1.77

FINANCIAL PERFORMANCE
-------------------------------------------------
Operating Ratios:
Return on average assets                                     1.26%      1.21%         1.14%       1.13%      1.06%
Return on average common equity                              14.9       15.3          14.9        15.0       14.8
Net interest margin:
    Managed                                                  5.12       5.35          5.20        4.95       4.65
    Reported                                                 3.69       3.91          3.84        3.70       3.50
Efficiency ratio:
    Managed                                                  48.9       46.6          46.5        46.9       48.6
    Reported                                                 58.0       56.0          55.4        56.9       59.6
Reported Ratios:
   Return on average assets                                  1.32%      1.21%         0.80%       1.13%      0.99%
   Return on average common equity                           15.7       15.3          10.5        15.0       13.9
Net interest margin:
      Managed                                                5.12       5.35          5.20        4.95       4.65
      Reported                                               3.69       3.91          3.84        3.70       3.50
   Efficiency ratio:
      Managed                                                47.6       46.6          53.5        46.9       48.5
      Reported                                               56.6       56.0          63.7        56.9       59.5
Employees                                                  73,579     73,864 (4)    73,519      75,801     78,491

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated Selected Financial Information - Continued

                                                             2002 (3)                        2001
                                                     -------------------------------------------------------------
                                                      2nd Qtr     1st Qtr       4th Qtr     3rd Qtr     2nd Qtr
                                                     -------------------------------------------------------------
CAPITAL RATIOS
----------------------------------------------
Risk-based capital:
     Tier 1                                                 9.4%        9.0%          8.6%        8.4%        8.2%
     Total                                                 13.0        12.7          12.2        11.7        11.6
Tangible common equity/tangible managed assets              6.3         6.2           5.9         5.8         5.8

COMMON STOCK DATA
----------------------------------------------
Average shares outstanding:
      Basic                                    $MM        1,174       1,170         1,166       1,168       1,166
      Diluted                                             1,184       1,179         1,174       1,176       1,176
Stock price, quarter-end                                $ 38.48     $ 41.78       $ 39.05     $ 31.47     $ 35.80


(1)    Includes trust preferred capital securities.
(2) Quarterly results include $1 million, $1 million, $14 million, $14 million and $24 million, respectively, of charge-offs which are not so classified in the Corporation's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge-offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.
(3) Results include the effects of the consolidation of Paymentech and Anexsys.
(4) Includes the addition of 1,627 employees due to the consolidation of Paymentech and Anexsys.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income                                2002 (1)                         2001
                                                        -----------------------    ----------------------------------
                                                           2nd Qtr    1st Qtr         4th Qtr    3rd Qtr    2nd Qtr
                                                        -----------------------    ----------------------------------
 Interest income                                  $MM       $ 3,389    $ 3,540         $ 3,819    $ 4,179    $ 4,385
 Interest expense                                             1,347      1,340           1,584      2,016      2,330
                                                        -----------------------    ----------------------------------
      Total net interest income                               2,042      2,200           2,235      2,163      2,055

 Banking fees and commissions                                   492        445             444        445        431
 Credit card revenue                                            956        906             866        767        621
 Service charges on deposits                                    376        393             370        388        360
 Fiduciary and investment management fees                       188        189             193        190        184
 Investment securities gains (losses)                            96        (18)              3        (42)        69
 Trading                                                         70         16              24         70         61
 Other income                                                    54         21              72         35         65
                                                        -----------------------    ----------------------------------
      Total noninterest income                                2,232      1,952           1,972      1,853      1,791
                                                        -----------------------    ----------------------------------
      Total revenue, net of interest expense                  4,274      4,152           4,207      4,016      3,846

 Provision for credit losses                                    607        665             765        620        540

 Salaries and employee benefits                               1,101      1,096           1,060      1,046      1,072
 Occupancy                                                      170        158             180        175        164
 Equipment                                                       99        103             110        107        119
 Outside service fees and processing                            372        300             306        303        313
 Marketing and development                                      264        258             228        212        210
 Telecommunication                                              134        101              98        105         95
 Other intangible amortization                                   29         33              28         30         19
 Goodwill amortization                                            -          -              17         17         18
 Other expense                                                  332        296             325        308        299
                                                        -----------------------    ----------------------------------
      Total noninterest expense before merger
         and restructuring-related charges                    2,501      2,345           2,352      2,303      2,309
 Merger and restructuring-related charges (reversals)           (63)         -             354          -         (3)
                                                        -----------------------    ----------------------------------
      Total noninterest expense                               2,438      2,345           2,706      2,303      2,306

 Income before income taxes and cumulative effect
         of change in accounting principle                    1,229      1,142             736      1,093      1,000
 Applicable income taxes                                        386        355             195        339        292
                                                        -----------------------    ----------------------------------
 Income before cumulative effect of change
         in accounting principle                                843        787             541        754        708
 Cumulative effect of change in accounting principle,
         net of tax ($25)                                         -          -               -          -        (44)
                                                        -----------------------    ----------------------------------
 Net income                                                 $   843    $   787         $   541    $   754    $   664
                                                        =======================    ==================================
 Net income attributable to common
       stockholders' equity                                 $   843    $   787         $   540    $   751    $   661
                                                        =======================    ==================================

 Earnings per share before cumulative effect
      of change in accounting principle:
      Basic                                                 $  0.72    $  0.67         $  0.46    $  0.64    $  0.60
      Diluted                                               $  0.71    $  0.67         $  0.46    $  0.64    $  0.60
 Earnings per share:
      Basic                                                 $  0.72    $  0.67         $  0.46    $  0.64    $  0.57
      Diluted                                               $  0.71    $  0.67         $  0.46    $  0.64    $  0.56
 Average common shares outstanding (millions):
      Basic                                                   1,174      1,170           1,166      1,168      1,166
      Diluted                                                 1,184      1,179           1,174      1,176      1,176

(1) Results include the effects of the consolidation of Paymentech and Anexsys.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income                             Six Months Ended
                                                                  June 30
                                                        ------------------------
                                                         2002 (1)         2001
                                                        ------------------------
 Interest income                                  $MM       $ 6,929     $ 9,306
 Interest expense                                             2,687       5,066
                                                        ------------------------
       Total net interest income                              4,242       4,240

 Banking fees and commissions                                   937         842
 Credit card revenue                                          1,862       1,142
 Service charges on deposits                                    769         691
 Fiduciary and investment management fees                       377         371
 Investment securities gains (losses)                            78         (27)
 Trading                                                         86         126
 Other income                                                    75         253
                                                        ------------------------
       Total noninterest income                               4,184       3,398
                                                        ------------------------
       Total revenue, net of interest expense                 8,426       7,638

 Provision for credit losses                                  1,272       1,125

 Salaries and employee benefits                               2,197       2,092
 Occupancy                                                      328         331
 Equipment                                                      202         240
 Outside service fees and processing                            672         569
 Marketing and development                                      522         422
 Telecommunication                                              235         204
 Other intangible amortization                                   62          39
 Goodwill amortization                                            -          35
 Other expense                                                  628         613
                                                        ------------------------
       Total noninterest expense before merger
         and restructuring-related charges                    4,846       4,545
 Merger and restructuring-related charges (reversals)           (63)         (3)
                                                        ------------------------
       Total noninterest expense                              4,783       4,542

 Income before income taxes and cumulative effect
         of change in accounting principle                    2,371       1,971
 Applicable income taxes                                        741         584
                                                        ------------------------
 Income before cumulative effect of change
         in accounting principle                              1,630       1,387
 Cumulative effect of change in accounting principle,
         net of tax ($25)                                         -         (44)
                                                        ------------------------
 Net income                                                 $ 1,630     $ 1,343
                                                        ========================
 Net income attributable to common
       stockholders' equity                                 $ 1,630     $ 1,337
                                                        ========================

 Earnings per share before cumulative effect
       of change in accounting principle:
       Basic                                                $  1.39     $  1.18
       Diluted                                              $  1.38     $  1.18
 Earnings per share:
       Basic                                                $  1.39     $  1.15
       Diluted                                              $  1.38     $  1.14
 Average common shares outstanding (millions):
       Basic                                                  1,172       1,165
       Diluted                                                1,181       1,174

(1) Results include the effects of the consolidation of Paymentech and Anexsys.

BANK ONE CORPORATION and Subsidiaries
Consolidated Balance Sheets

                                                                         2002 (1)                         2001
                                                                  ----------------------     ---------------------------------
                                                                    June 30    Mar 31          Dec 31     Sep 30     June 30
                                                                  ----------------------     ---------------------------------
ASSETS
------------------------------------------------------------
Cash and due from banks                                      $MM   $  17,120  $  12,683        $ 17,383   $ 16,553   $ 18,453
Interest-bearing due from banks                                        3,041      1,532           1,030      3,307      2,106
Federal funds sold and securities under resale agreements              9,538      9,211           9,347      9,459     11,600
Trading assets                                                         6,269      6,974           6,167      5,952      7,177
Derivative product assets                                              2,996      2,664           3,225      3,261      3,145
Investment securities                                                 65,685     58,657          60,883     52,070     49,732
Loans                                                                147,728    152,126         156,733    164,251    166,576
Allowance for credit losses                                           (4,521)    (4,520)         (4,528)    (4,479)    (4,229)
                                                                  ---------------------      --------------------------------
    Loans, net                                                       143,207    147,606         152,205    159,772    162,347
Other assets                                                          22,487     23,620          18,714     19,878     17,852
                                                                  ---------------------      --------------------------------
    Total assets                                                   $ 270,343  $ 262,947        $268,954   $270,252   $272,412
                                                                  =====================      ================================

LIABILITIES
------------------------------------------------------------
Deposits:
  Demand                                                           $  26,841  $  29,098        $ 32,179   $ 29,958   $ 30,662
  Savings                                                             81,477     80,149          80,599     69,786     66,974
  Time                                                                34,658     36,228          38,177     41,919     44,262
  Foreign offices                                                     14,542     13,328          16,575     20,722     22,401
                                                                  ---------------------      --------------------------------
        Total deposits                                               157,518    158,803         167,530    162,385    164,299
Federal funds purchased and securities sold under
repurchase agreements                                                 16,728     15,154          13,728     16,696     17,779
Other short-term borrowings                                            9,809      5,503          10,255     10,901     13,310
Long-term debt                                                        40,441     40,879          40,103     41,046     38,903
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                           3,315      3,315           3,315      3,315      2,790
Derivative product liabilities                                         2,632      2,071           2,574      2,743      3,051
Other liabilities                                                     18,337     16,309          11,223     12,784     12,829
                                                                  ---------------------      --------------------------------
    Total liabilities                                                248,780    242,034         248,728    249,870    252,961
                                                                  ---------------------      --------------------------------

STOCKHOLDERS' EQUITY
------------------------------------------------------------
Preferred stock                                                            -          -               -        190        190
Common stock                                                              12         12              12         12         12
Surplus                                                               10,177     10,239          10,311     10,332     10,329
Retained earnings                                                     11,845     11,250          10,707     10,413      9,907
Accumulated other adjustments to stockholders'
 equity                                                                   46        (46)            (65)       203       (207)
Deferred compensation                                                   (195)      (217)           (121)      (138)      (156)
Treasury stock                                                          (322)      (325)           (618)      (630)      (624)
                                                                  ---------------------      --------------------------------
    Total stockholders' equity                                        21,563     20,913          20,226     20,382     19,451
                                                                  ---------------------      --------------------------------

    Total liabilities and stockholders' equity                     $ 270,343  $ 262,947        $268,954   $270,252   $272,412
                                                                  =====================      ================================

Common Shares -- period-end:
      Issued                                                 $MM       1,181      1,181           1,181      1,181      1,181
      Treasury shares                                                      7          7              14         14         13
                                                                  ---------------------      --------------------------------
      Outstanding                                                      1,174      1,174           1,167      1,167      1,168
                                                                  =====================      ================================

(1) Results include the effects of the consolidation of Paymentech and Anexsys.

BANK ONE CORPORATION and Subsidiaries
Credit Quality

                                                                       2002                           2001
                                                              ----------------------    ----------------------------------
                                                                 2nd Qtr    1st Qtr        4th Qtr    3rd Qtr    2nd Qtr
                                                              ----------------------    ----------------------------------
Provision for credit losses                            $MM        $   607    $   665         $   765    $   620    $   540

Gross charge-offs                                      $MM        $   714    $   767         $   812    $   636    $   596
Recoveries                                                            107        104              95         70         80
                                                               ---------------------     ---------------------------------
    Net charge-offs                                               $   607    $   663         $   717    $   566    $   516
                                                               =====================     =================================

Net charge-offs:
    Retail                                             $MM        $   215    $   265         $   268    $   209    $   177
    Commercial Banking:
        Corporate Banking                                             168        163             164        131        155
        Middle Market Banking                                         106        118             158         99         84
                                                               ---------------------     ---------------------------------
            Total Commercial Banking                                  274        281             322        230        239
    Credit Card                                                       118         97             113        118         87
    IMG and Corporate                                                   -         20              14          9         13
                                                               ---------------------     ---------------------------------
            Total net charge-offs                                 $   607    $   663         $   717    $   566    $   516
    Credit Card - managed                                             926        943             930        981        962
    Retail - managed (1)                                              216        266             282        223        201
            Total net charge-offs - managed (1)                   $ 1,416    $ 1,510         $ 1,548    $ 1,443    $ 1,415

Net charge-off ratios:
    Retail                                                           1.29%      1.53%           1.53%      1.17%      0.97%
    Commercial Banking:
        Corporate Banking                                            2.02       1.81            1.72       1.27       1.36
        Middle Market Banking                                        1.26       1.34            1.75       1.08       0.91
            Total Commercial Banking                                 1.64       1.58            1.73       1.18       1.16
    Credit Card                                                      5.58       5.38            5.41       5.95       5.83
    IMG and Corporate                                                   -          -               -          -          -
            Total net charge-off ratio                               1.62       1.71            1.79       1.37       1.22
    Credit Card - managed                                            5.62       5.69            5.59       5.89       6.09
    Retail - managed (1)                                             1.29       1.54            1.61       1.24       1.11
            Total net charge-off ratio - managed (1)                 2.73       2.82            2.84       2.58       2.50

Allowance for credit losses - period-end               $MM        $ 4,521    $ 4,520         $ 4,528    $ 4,479    $ 4,229

Nonperforming assets - period-end:
    Nonperforming loans:
        Retail                                         $MM        $ 1,349    $ 1,402         $ 1,344    $ 1,155    $ 1,049
        Commercial Banking:
            Corporate Banking                                       1,161      1,170           1,154      1,051      1,050
            Middle Market Banking                                   1,136      1,087             973        853        703
                                                               ---------------------     ---------------------------------
              Total Commercial Banking                              2,297      2,257           2,127      1,904      1,753
        IMG and Corporate                                              74         78              80         53         52
                                                               ---------------------     ---------------------------------
              Total nonperforming loans                             3,720      3,737           3,551      3,112      2,854
        Other, including other real estate owned                      204        197             137        116         97
                                                               ---------------------     ---------------------------------
              Total nonperforming assets                          $ 3,924    $ 3,934         $ 3,688    $ 3,228    $ 2,951
                                                               =====================     =================================

Allowance to period end loans                                        3.06%      2.97%           2.89%      2.73%      2.54%
Allowance to nonperforming loans                                      122        121             128        144        148
Nonperforming assets to related assets                               2.65       2.58            2.35       1.96       1.77

Credit card delinquency rate - managed:
        30+ days                                                     3.83%      4.27%           4.46%      4.25%      4.10%
        90+ days                                                     1.72       1.96            1.93       1.79       1.78


(1) Quarterly results include $1 million, $1 million, $14 million, $14 million and $24 million, respectively, of charge-offs which are not so classified in the Corporation's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge-offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.

BANK ONE CORPORATION and Subsidiaries
Credit Quality-Continued                                        2002                               2001
                                                       ----------------------       ----------------------------------
                                                         2nd Qtr     1st Qtr          4th Qtr     3rd Qtr     2nd Qtr
                                                       ----------------------       ----------------------------------
COMMERCIAL LOAN SALES
-------------------------------------------------
Loans Sold and Loans Transferred to Loans Held
 For Sale: (1)
  Nonperforming loans                             $MM   $    208    $     99         $     18    $     42    $    147
  Other credit related loans                                 148         160               93          86          84
  Other loans                                                193         343              179         438         351
                                                       ----------------------       ----------------------------------
          Total                                         $    549    $    602         $    290    $    566    $    582
                                                       ======================       ==================================

Losses on Sale:
  Charge-offs: (2) (3)
      Nonperforming loans                               $     39    $     48         $      8    $     11    $     47
      Other credit related loans                              12          19               18          22          21
                                                       ----------------------       ----------------------------------
          Total charge-offs                                   51          67               26          33          68
  Losses on loans sold and held for sale                      22           4               12          18          12
                                                       ----------------------       ----------------------------------
          Total                                         $     73    $     71         $     38    $     51    $     80
                                                       ======================       ==================================

Capital and Related Information
CAPITAL RATIOS
-------------------------------------------------
     Tier 1                                                  9.4%        9.0%             8.6%        8.4%        8.2%
     Total                                                  13.0        12.7             12.2        11.7        11.6
Tangible common equity/tangible managed assets               6.3         6.2              5.9         5.8         5.8

    Tier 1 capital                                $MM   $ 23,039    $ 22,513         $ 21,749    $ 21,330    $ 21,243
    Tier 2 capital                                         8,924       9,115            9,091       8,547       8,930
                                                       ----------------------       ----------------------------------
        Total capital                                   $ 31,963    $ 31,628         $ 30,840    $ 29,877    $ 30,173
                                                       ======================       ==================================

Total risk weighted assets                              $246,032    $249,128         $253,330    $254,943    $259,372
                                                       ======================       ==================================

INTANGIBLE ASSETS
-------------------------------------------------
Goodwill                                          $MM   $  1,829    $  1,840         $  1,560    $  1,577    $    824
Other nonqualifying intangibles                              237         251              207         289         273
                                                       ----------------------       ----------------------------------
    Subtotal                                               2,066       2,091            1,767       1,866       1,097
Qualifying intangibles                                       405         422              414         442         205
                                                       ----------------------       ----------------------------------
    Total                                               $  2,471    $  2,513         $  2,181    $  2,308    $  1,302
                                                       ======================       ==================================

MANAGED INCOME STATEMENT STATISTICS (4)
-------------------------------------------------
Net interest income - FTE                         $MM   $  3,336    $  3,539         $  3,578    $  3,450    $  3,244
Credit card revenue                                          506         448              378         372         338
Other noninterest income                                   1,276       1,046            1,106       1,086       1,170
Provision for credit losses                                1,415       1,511            1,582       1,483       1,415
Operating noninterest expense                              2,501       2,345            2,352       2,303       2,309
Operating income                                             803         787              765         754         706
Income before cumulative effect of change
       in accounting principle                               843         787              541         754         708
Net income                                                   843         787              541         754         664

(1) Second quarter 2002 includes loans transferred to Loans Held for Sale of approximately $103 million, $26 million and $7 million in nonperforming, other credit related loans and other loans, respectively.
(2) These charge-offs are included in Commercial Banking net charge-offs on page 28.
(3) When loans are reclassified to loans held for sale appropriate charge-offs are recorded. Subsequent write-downs in market value on loans held for sale are reflected in other income / loss. Charge-offs on loans held for sale in the second quarter 2002 of approximately $26 million and $4 million are included in nonperforming and other credit card securitization activity.
(4)  Adjusted for credit card securitization activity.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Managed Basis (1)                                            2002                               2001
                                                       ----------------------       ----------------------------------
                                                         2nd Qtr     1st Qtr          4th Qtr     3rd Qtr     2nd Qtr
                                                       ----------------------       ----------------------------------
AVERAGE BALANCE SHEET
-------------------------------------------------
Assets
------

Short-term investments                            $MM   $  10,300   $  12,560        $  14,442   $  12,704   $  15,050
Trading assets (2)                                          6,941       6,239            6,487       6,982       7,276
Investment securities: (2)
   U.S. government and federal agency                      26,655      25,883           23,317      21,655      20,013
   States and political subdivisions                        1,178       1,287            1,327       1,303       1,265
   Other                                                    9,341       8,387            9,207       9,473       9,605
                                                       -----------------------      -----------------------------------
       Total investment securities                         37,174      35,557           33,851      32,431      30,883
Loans (2) (3)                                             207,145     214,049          218,297     224,122     226,352
                                                       -----------------------      -----------------------------------
       Total earning assets                               261,560     268,405          273,077     276,239     279,561
Allowance for credit losses                                (4,521)     (4,563)          (4,516)     (4,499)     (4,255)
Other assets - nonearning                                  34,383      36,102           36,348      34,993      33,543
                                                       -----------------------      -----------------------------------
           Total assets                                 $ 291,422   $ 299,944        $ 304,909   $ 306,733   $ 308,849
                                                       =======================      ===================================

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
  Savings                                               $  10,997   $  12,731        $  15,509   $  14,969   $  15,888
  Money market                                             67,546      70,387           60,333      53,189      48,914
  Time                                                     35,529      37,387           39,456      42,891      45,649
  Foreign offices (4)                                      14,293      14,064           17,979      21,817      22,782
                                                       -----------------------      -----------------------------------
      Total deposits - interest-bearing                   128,365     134,569          133,277     132,866     133,233
Federal funds purchased and securities
  under repurchase agreements                              15,188      14,531           15,611      17,038      16,890
Other short-term borrowings                                41,586      43,966           47,810      52,104      55,614
Long-term debt (5)                                         43,870      43,022           44,282      42,862      42,191
                                                       -----------------------      -----------------------------------
       Total interest-bearing liabilities                 229,009     236,088          240,980     244,870     247,928
Demand deposits                                            27,266      29,165           29,983      28,576      28,575
Other liabilities                                          13,557      13,828           13,443      13,203      13,039
Preferred stock                                                 -           -               64         190         190
Common stockholders' equity                                21,590      20,863           20,439      19,894      19,117
                                                       -----------------------      -----------------------------------
            Total liabilities and equity                $ 291,422   $ 299,944        $ 304,909   $ 306,733   $ 308,849
                                                       =======================      ===================================

(1)  Managed data adjusted for credit card securitization activity.
(2)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rates.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Managed Basis (1)                                            2002                               2001
                                                       ----------------------       ----------------------------------
                                                         2nd Qtr     1st Qtr          4th Qtr     3rd Qtr     2nd Qtr
                                                       ----------------------       ----------------------------------
INCOME / EXPENSE
----------------------------------------------
Assets
------
Short-term investments                            $MM   $     49    $     58         $     89    $    117    $    172
Trading assets (2)                                            65          60               63          78          85
Investment securities: (2)
   U.S. government and federal agency                        364         352              332         312         282
   States and political subdivisions                          22          23               25          25          23
   Other                                                      82          91              105         117         124
                                                       ----------------------       ----------------------------------
       Total investment securities                           468         466              462         454         429
 Loans (2) (3)                                             4,307       4,501            4,823       5,243       5,385
                                                       ----------------------       ----------------------------------
       Total earning assets                             $  4,889    $  5,085         $  5,437    $  5,892    $  6,071
                                                       ======================       ==================================

Liabilities
-----------
Deposits - interest-bearing:
  Savings                                               $     48    $     43         $     30    $     42    $     45
  Money market                                               163         168              235         305         330
  Time                                                       414         445              521         621         688
  Foreign offices (4)                                         71          68              114         195         249
                                                       ----------------------       ----------------------------------
       Total deposits - interest-bearing                     696         724              900       1,163       1,312
Federal funds purchased and securities
  under repurchase agreements                                 73          62               80         145         177
Other short-term borrowings                                  239         246              340         539         695
Long-term debt (5)                                           545         514              539         595         643
                                                       ----------------------       ----------------------------------
       Total interest-bearing liabilities               $  1,553    $  1,546         $  1,859    $  2,442    $  2,827
                                                       ======================       ==================================

Interest income/earning assets                          $  4,889    $  5,085         $  5,437    $  5,892    $  6,071
Interest expense/interest bearing liabilities              1,553       1,546            1,859       2,442       2,827
                                                       ----------------------       ----------------------------------
Net interest income/margin                              $  3,336    $  3,539         $  3,578    $  3,450    $  3,244
                                                       ======================       ==================================

(1)  Managed data adjusted for credit card securitization activity.
(2)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rates.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Managed Basis (1)                                            2002                               2001
                                                       ----------------------       ----------------------------------
                                                         2nd Qtr     1st Qtr          4th Qtr     3rd Qtr     2nd Qtr
                                                       ----------------------       ----------------------------------
YIELDS AND RATES
-------------------------------------------------
Assets
------
Short-term investments                                      1.91%       1.87%            2.44%       3.65%       4.58%
Trading assets (2)                                          3.76        3.90             3.85        4.43        4.69
Investment securities: (2)
   U.S. government and federal agency                       5.48        5.52             5.65        5.72        5.65
   States and political subdivisions                        7.49        7.25             7.47        7.61        7.29
   Other                                                    3.52        4.40             4.52        4.90        5.18
       Total investment securities                          5.05        5.32             5.41        5.55        5.57
Loans (2) (3)                                               8.34        8.53             8.77        9.28        9.54
       Total earning assets                                 7.50        7.68             7.90        8.46        8.71

Liabilities
-----------
Deposits - interest-bearing:
  Savings                                                   1.75        1.37             0.77        1.11        1.14
  Money market                                              0.97        0.97             1.55        2.28        2.71
  Time                                                      4.67        4.83             5.24        5.74        6.05
  Foreign offices (4)                                       1.99        1.96             2.52        3.55        4.38
       Total deposits - interest-bearing                    2.17        2.18             2.68        3.47        3.95
Federal funds purchased and securities
  under repurchase agreements                               1.93        1.73             2.03        3.38        4.20
Other short-term borrowings                                 2.31        2.27             2.82        4.10        5.01
Long-term debt (5)                                          4.98        4.85             4.83        5.51        6.11
       Total interest-bearing liabilities                   2.72        2.66             3.06        3.96        4.57

Interest income/earning assets                              7.50%       7.68%            7.90%       8.46%       8.71%
Interest expense/interest bearing liabilities               2.38        2.33             2.70        3.51        4.06
                                                       ----------------------       ----------------------------------
Net interest margin                                         5.12%       5.35%            5.20%       4.95%       4.65%
                                                       ======================       ==================================

(1)  Managed data adjusted for credit card securitization activity.
(2)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rates.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates                                              Six Months Ended
 - Managed Basis (1)                                                                     June 30
                                                       ---------------------------------------------------------------------
                                                                      2002                                2001
                                                       ----------------------------------   ----------------------------------
                                                         Average      Income       Yield       Average     Income     Yield
                                                         Balance     Expense       Rate        Balance    Expense      Rate
                                                       ----------------------------------   ----------------------------------
AVERAGE BALANCE SHEET
-------------------------------------------------
Assets
------
Short-term investments                            $MM   $  11,424   $     107       1.89%    $  13,644    $    358       5.29%
Trading assets (2)                                          6,592         125       3.82         6,494         167       5.19
Investment securities: (2)
   U.S. government and federal agency                      26,271         716       5.50        19,672         616       6.31
   States and political subdivisions                        1,232          45       7.37         1,267          47       7.48
   Other                                                    8,867         173       3.93         9,562         213       4.49
                                                       -----------------------              -----------------------
       Total investment securities                         36,370         934       5.18        30,501         876       5.79
Loans (2) (3)                                             210,578       8,808       8.43       230,096      11,313       9.91
                                                       -----------------------              -----------------------
       Total earning assets                               264,964   $   9,974       7.59       280,735    $ 12,714       9.13
                                                                   ===========                           ==========
Allowance for credit losses                                (4,542)                              (4,235)
Other assets - nonearning                                  35,238                               32,473
                                                       -----------                          -----------
           Total assets                                 $ 295,660                            $ 308,973
                                                       ===========                          ===========

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
  Savings                                               $  11,859   $      91       1.55     $  15,691    $     96       1.23
  Money market                                             68,959         331       0.97        47,965         714       3.00
  Time                                                     36,453         859       4.75        46,454       1,431       6.21
  Foreign offices (4)                                      14,179         139       1.98        23,427         591       5.09
                                                       -----------------------              -----------------------
      Total deposits - interest-bearing                   131,450       1,420       2.18       133,537       2,832       4.28
Federal funds purchased and securities
  under repurchase agreements                              14,861         135       1.83        17,009         408       4.84
Other short-term borrowings                                42,769         485       2.29        56,719       1,578       5.61
Long-term debt (5)                                         43,449       1,059       4.92        41,987       1,345       6.46
                                                       -----------------------              -----------------------
       Total interest-bearing liabilities                 232,529   $   3,099       2.69       249,252    $  6,163       4.99
                                                                   ===========                           ==========
Demand deposits                                            28,210                               27,706
Other liabilities                                          13,693                               12,858
Preferred stock                                                 -                                  190
Common stockholders' equity                                21,228                               18,967
                                                       ----------                           -----------
            Total liabilities and equity                $ 295,660                            $ 308,973
                                                       ==========                           ===========

Interest income/earning assets                                      $   9,974       7.59%                 $ 12,714       9.13%
Interest expense/interest bearing liabilities                           3,099       2.36                     6,163       4.42
                                                                   ----------------------                ---------------------
Net interest income/margin                                          $   6,875       5.23%                 $  6,551       4.71%
                                                                   ======================                =====================

(1)  Managed data adjusted for credit card securitization activity.
(2)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rates.
(4) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(5)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Reported Basis                                               2002                               2001
                                                       ----------------------       ----------------------------------
                                                         2nd Qtr     1st Qtr          4th Qtr     3rd Qtr     2nd Qtr
                                                       ----------------------       ----------------------------------
AVERAGE BALANCE SHEET
-------------------------------------------------
Assets
------
Short-term investments                            $MM   $  10,300   $  12,560        $  14,442   $  12,704   $  15,050
Trading assets (1)                                          6,941       6,239            6,487       6,982       7,276
Investment securities: (1)
   U.S. government and federal agency                      26,655      25,883           23,317      21,655      20,013
   States and political subdivisions                        1,178       1,287            1,327       1,303       1,265
   Other                                                   31,257      30,904           29,201      27,292      26,227
                                                       -----------------------      -----------------------------------
            Total investment securities                    59,090      58,074           53,845      50,250      47,505
Loans (1) (2)                                             149,674     154,942          160,150     165,416     169,140
                                                       -----------------------      -----------------------------------
            Total earning assets                          226,005     231,815          234,924     235,352     238,971
Allowance for credit losses                                (4,521)     (4,563)          (4,516)     (4,499)     (4,255)
Other assets - nonearning                                  34,383      36,102           36,348      34,993      33,543
                                                       -----------------------      -----------------------------------
            Total assets                                $ 255,867   $ 263,354        $ 266,756   $ 265,846   $ 268,259
                                                       =======================      ===================================

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
   Savings                                              $  10,997   $  12,731        $  15,509   $  14,969   $  15,888
   Money market                                            67,546      70,387           60,333      53,189      48,914
   Time                                                    35,529      37,387           39,456      42,891      45,649
   Foreign offices (3)                                     14,293      14,064           17,979      21,817      22,782
                                                       -----------------------      ----------------------------------
            Total deposits - interest-bearing             128,365     134,569          133,277     132,866     133,233
Federal funds purchased and securities
  under repurchase agreements                              15,188      14,531           15,611      17,038      16,890
Other short-term borrowings                                 6,031       7,376            9,657      11,217      15,024
Long-term debt (4)                                         43,870      43,022           44,282      42,862      42,191
                                                       -----------------------      ----------------------------------
            Total interest-bearing liabilities            193,454     199,498          202,827     203,983     207,338
Demand deposits                                            27,266      29,165           29,983      28,576      28,575
Other liabilities                                          13,557      13,828           13,443      13,203      13,039
Preferred stock                                                 -           -               64         190         190
Common stockholders' equity                                21,590      20,863           20,439      19,894      19,117
                                                       -----------------------      ----------------------------------
            Total liabilities and equity                $ 255,867   $ 263,354        $ 266,756   $ 265,846   $ 268,259
                                                       =======================      ==================================

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Reported Basis                                               2002                               2001
                                                       ----------------------       ----------------------------------
                                                         2nd Qtr     1st Qtr          4th Qtr     3rd Qtr     2nd Qtr
                                                       ----------------------       ----------------------------------
INCOME / EXPENSE
-----------------------------------------------
Assets
------
Short-term investments                            $MM   $      49   $      58        $      89   $     117   $     172
Trading assets (1)                                             65          60               63          78          85
Investment securities: (1)
   U.S. government and federal agency                         364         352              332         312         282
   States and political subdivisions                           22          23               25          25          23
   Other                                                      484         501              507         473         445
                                                       -----------------------      -----------------------------------
       Total investment securities                            870         876              864         810         750
Loans (1) (2)                                               2,441       2,581            2,841       3,204       3,408
                                                       -----------------------      -----------------------------------
       Total earning assets                             $   3,425   $   3,575        $   3,857   $   4,209   $   4,415
                                                       =======================      ===================================

Liabilities
-----------
Deposits - interest-bearing:
  Savings                                               $      48   $      43        $      30   $      42   $      45
  Money market                                                163         168              235         305         330
  Time                                                        414         445              521         621         688
  Foreign offices (3)                                          71          68              114         195         249
                                                       -----------------------      -----------------------------------
       Total deposits - interest-bearing                      696         724              900       1,163       1,312
Federal funds purchased and securities
  under repurchase agreements                                  73          62               80         145         177
Other short-term borrowings                                    33          40               65         113         198
Long-term debt (4)                                            545         514              539         595         643
                                                       -----------------------      -----------------------------------
       Total interest-bearing liabilities               $   1,347   $   1,340        $   1,584   $   2,016   $   2,330
                                                       =======================      ===================================

Interest income/earning assets                          $   3,425   $   3,575        $   3,857   $   4,209   $   4,415
Interest expense/interest bearing liabilities               1,347       1,340            1,584       2,016       2,330
                                                       -----------------------      -----------------------------------
Net interest income/margin                              $   2,078   $   2,235        $   2,273   $   2,193   $   2,085
                                                       =======================      ===================================

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates
 - Reported Basis                                               2002                               2001
                                                       ----------------------       ----------------------------------
                                                         2nd Qtr     1st Qtr          4th Qtr     3rd Qtr     2nd Qtr
                                                       ----------------------       ----------------------------------
YIELDS AND RATES
-------------------------------------------------
Assets
------
Short-term investments                                      1.91%       1.87%            2.44%       3.65%       4.58%
Trading assets (1)                                          3.76        3.90             3.85        4.43        4.69
Investment securities: (1)
   U.S. government and federal agency                       5.48        5.52             5.65        5.72        5.65
   States and political subdivisions                        7.49        7.25             7.47        7.61        7.29
   Other                                                    6.21        6.57             6.89        6.88        6.81
       Total investment securities                          5.91        6.12             6.37        6.40        6.33
 Loans (1) (2)                                              6.54        6.76             7.04        7.68        8.08
       Total earning assets                                 6.08        6.25             6.51        7.10        7.41

Liabilities
-----------
Deposits - interest-bearing:
  Savings                                                   1.75        1.37             0.77        1.11        1.14
  Money market                                              0.97        0.97             1.55        2.28        2.71
  Time                                                      4.67        4.83             5.24        5.74        6.05
  Foreign offices (3)                                       1.99        1.96             2.52        3.55        4.38
       Total deposits - interest-bearing                    2.17        2.18             2.68        3.47        3.95
Federal funds purchased and securities
  under repurchase agreements                               1.93        1.73             2.03        3.38        4.20
Other short-term borrowings                                 2.19        2.20             2.67        4.00        5.29
Long-term debt (4)                                          4.98        4.85             4.83        5.51        6.11
       Total interest-bearing liabilities                   2.79        2.72             3.10        3.92        4.51

Interest income/earning assets                              6.08%       6.25%            6.51%       7.10%       7.41%
Interest expense/interest bearing liabilities               2.39        2.34             2.67        3.40        3.91
                                                       ----------------------       ----------------------------------
Net interest margin                                         3.69%       3.91%            3.84%       3.70%       3.50%
                                                       ======================       ==================================

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheets, Yields, & Rates                                          Six Months Ended
 - Reported Basis                                                                    June 30
                                                       -----------------------------------------------------------------------
                                                                      2002                                 2001
                                                       ----------------------------------   ----------------------------------
                                                         Average      Income      Yield      Average       Income     Yield
                                                         Balance     Expense      Rate       Balance      Expense      Rate
                                                       ----------------------------------   ----------------------------------
AVERAGE BALANCE SHEET
-------------------------------------------------
Assets
------
Short-term investments                            $MM   $  11,424   $     107       1.89%    $  13,644   $     358       5.29%
Trading assets (1)                                          6,592         125       3.82         6,494         167       5.19
Investment securities: (1)
   U.S. government and federal agency                      26,271         716       5.50        19,672         616       6.31
   States and political subdivisions                        1,232          45       7.37         1,267          47       7.48
   Other                                                   31,082         985       6.39        28,173         957       6.85
                                                       -----------------------              -----------------------
            Total investment securities                    58,585       1,746       6.01        49,112       1,620       6.65
Loans (1) (2)                                             152,293       5,022       6.65       171,395       7,225       8.50
                                                       -----------------------              -----------------------
            Total earning assets                          228,894   $   7,000       6.17       240,645   $   9,370       7.85
                                                                   ===========                          ===========
Allowance for credit losses                                (4,542)                              (4,235)
Other assets - nonearning                                  35,238                               32,473
                                                       -----------                          -----------
            Total assets                                $ 259,590                            $ 268,883
                                                       ===========                          ===========

Liabilities and Stockholders' Equity
------------------------------------
Deposits - interest-bearing:
   Savings                                              $  11,859   $      91       1.55     $  15,691   $      96       1.23
   Money market                                            68,959         331       0.97        47,965         714       3.00
   Time                                                    36,453         859       4.75        46,454       1,431       6.21
   Foreign offices (3)                                     14,179         139       1.98        23,427         591       5.09
                                                       -----------------------              -----------------------
            Total deposits - interest-bearing             131,450       1,420       2.18       133,537       2,832       4.28
Federal funds purchased and securities
  under repurchase agreements                              14,861         135       1.83        17,009         408       4.84
Other short-term borrowings                                 6,699          73       2.20        16,629         481       5.83
Long-term debt (4)                                         43,449       1,059       4.92        41,987       1,345       6.46
                                                       -----------------------              -----------------------
            Total interest-bearing liabilities            196,459   $   2,687       2.76       209,162   $   5,066       4.88
                                                                   ===========                          ===========
Demand deposits                                            28,210                               27,706
Other liabilities                                          13,693                               12,858
Preferred stock                                                 -                                  190
Common stockholders' equity                                21,228                               18,967
                                                       -----------                          -----------
            Total liabilities and equity                $ 259,590                            $ 268,883
                                                       ===========                          ===========

Interest income/earning assets                                      $   7,000       6.17%                $   9,370       7.85%
Interest expense/interest bearing liabilities                           2,687       2.37                     5,066       4.24
                                                                   ----------------------               ----------------------
Net interest margin                                                 $   4,313       3.80%                $   4,304       3.61%
                                                                   ======================               ======================

(1)  Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in average balances used to determine rates.
(3) Includes international banking facilities' deposit balances in domestic offices and balances of Edge Act and oversees offices.
(4)  Includes trust preferred capital securities.

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